UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities

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SIGMA-ALDRICH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIGMA-ALDRICH CORPORATION

3050 Spruce Street

St. Louis, Missouri 63103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 3, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sigma-Aldrich Corporation will be held at the Sigma-Aldrich Life Science and High Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103, on Tuesday, May 3, 2011 at 11:00 A.M., Central Daylight Time, for the following purposes:

1.	To elect ten directors;

2.	To approve the material terms of the performance criteria for performance-based awards under the Amended and Restated 2003 Long-Term Incentive Plan;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountant for 2011;

4.

To consider a resolution amending Article Eleventh of the Company’s Certificate of Incorporation, as amended, to replace references to supermajority voting with a simple majority of outstanding shares;

5.	To consider a resolution amending Article Twelfth of the Company’s Certificate of Incorporation, as amended, to replace references to supermajority voting with a simple majority of outstanding shares;

6.	To hold an advisory vote on executive compensation;

7.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

8.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record as of the close of business on March 4, 2011 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We are pleased to take advantage of U.S. Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to their shareholders primarily over the Internet. We believe that this process helps to expedite shareholders’ receipt of proxy materials, lower the costs of our annual meeting, and conserve natural resources. On March 21, 2011, we mailed to our shareholders a notice containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report and how to vote. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

By Order of the Board of Directors,

George L. Miller, Senior Vice President, General Counsel and Secretary March 14, 2011

Your vote is important. You may vote in any one of the following ways:

•	Use the toll-free telephone number shown on the proxy card.

•	Use the Internet web site shown on the notice card mailing or proxy card.

•	Mark, sign, date and promptly return the proxy card (if included) in the postage-paid envelope.

Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

SIGMA-ALDRICH CORPORATION

2011 PROXY STATEMENT

-2a-

SIGMA-ALDRICH CORPORATION

PROXY STATEMENT

Annual Meeting of Shareholders

May 3, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sigma-Aldrich Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held at the Sigma-Aldrich Life Science and High Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103, at 11:00 A.M. Central Daylight Time, on Tuesday, May 3, 2011, and any adjournments or postponements thereof. Any shareholder giving the proxy has the power to revoke it at any time before it is voted (i) by written notice mailed to and received by Sigma-Aldrich Corporation c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, (ii) by submitting a later-dated proxy, or (iii) by attending the annual meeting and casting a contrary vote. If the proxy is not so revoked or not revoked in person at the annual meeting, such proxy will be voted either as designated or, if no designation is made, will be voted in favor of the nominees for directors, for approval of the material terms of the performance criteria for performance awards under the Amended and Restated 2003 Long-Term Incentive Plan, for the ratification of the appointment of KPMG LLP as independent registered public accountant for 2011, for approval of the two separate amendments to Articles Eleventh and Twelfth of the Company’s Certificate of Incorporation, for the approval of the Company’s executive compensation, and for holding an advisory vote on the Company’s executive compensation every 3 years.

Shareholders of record as of the close of business on March 4, 2011 are entitled to notice and will be entitled to vote at the annual meeting and at any adjournments or postponements thereof. As of the close of business on March 4, 2011, there were a total of 121,801,532 shares of common stock outstanding and entitled to vote. Shareholders of record will be entitled to one vote for each share held on all matters, including the election of directors. Under SEC rules, we are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder .

On March 21, 2011, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our 2011 Proxy Statement and our 2010 Annual Report and made those documents available online. The Notice of Internet Availability also instructs you on how to access your proxy card to vote. This process is designed to expedite shareholders’ receipt of proxy materials, lower the costs of our annual meeting and conserve natural resources. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

If you are a shareholder of record, you may vote your shares of common stock by telephone or through the Internet. You may also vote your shares by mail. Please see the proxy/voting instruction card for specific instructions on how to cast your vote by any of these methods.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2011. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting. You may change your vote or revoke your proxy as described above or by submitting a valid, subsequent vote by telephone or through the Internet.

If you participate in the Sigma-Aldrich Stock Fund in the Sigma-Aldrich 401(k) Retirement Savings Plan, Fidelity Management Trust Company will vote any shares credited to your account as of the record date in accordance with your voting instructions, which can be provided by returning a proxy card by mail or voting by telephone or through the Internet as described above. If voting instructions are not received by April 28, 2011, the shares credited to your account will not be voted. Any unallocated shares will be voted in proportion to the responses received from participants.

The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

The cost of solicitation of proxies will be borne by the Company. The Company intends to use MacKenzie Partners, Inc. to assist in the proxy solicitation process. Their fee is estimated at $8,000 plus expenses depending upon the extent of the solicitor’s activities. In addition to the use of the Internet and the mail, proxies may be solicited personally or by telephone by employees of the Company without additional compensation. Brokers, dealers, banks and their nominees will be requested to forward proxy material to the beneficial owners of stock held by them of record, and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses upon request.

The mailing address of the Company’s principal executive office is 3050 Spruce Street, St. Louis, Missouri 63103.

I. ELECTION OF DIRECTORS

Ten directors of the Company are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified, all proxies will be voted in favor of the ten nominees listed below for election as directors of our Company.

All of the nominees are presently directors of the Company and, except for Rakesh Sachdev, were elected to their present terms as directors at the 2010 Annual Meeting of Shareholders. Mr. Sachdev was recommended by a committee of Directors responsible for overseeing the Board’s CEO succession process and was appointed as a director on November 14, 2010 to replace Dr. Jai Nagarkatti who passed away unexpectedly on November 13, 2010. On November 14, 2010, Mr. Sachdev was elected by the Board of Directors to the position of President and Chief Executive Officer as contemplated by the existing succession plan approved by the Board. Barrett Toan was elected Chairman of the Board of Directors on November 14, 2010.

The persons named as proxies in the proxy card intend to vote for the election of the nominees named below. If for any reason any of the nominees are unable to serve or for good cause will not serve, the persons named as proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

Board of Directors Nominees, Qualifications and Diversity

Pursuant to its charter, the Corporate Governance Committee considers the knowledge, experience, integrity and judgment of possible candidates for nomination as a member of the Board of Directors, including factors such as: broad-based skills and experience; leadership; proven ability to exercise sound judgment; prominence and reputation in a candidate’s profession; global business and social perspective; concern for long-term interest of the shareholders and personal integrity. In addition, the potential contribution to the diversity of backgrounds, experience and competencies which the Board of Directors desires to have represented and the ability to devote sufficient time and effort to duties as a director are considered for each nominee. The Committee reviews, at least annually, the size, structure and membership of the Board of Directors and its committees to assure that the proper skills and experience are represented on the Board of Directors and its committees. In conducting its review, the Committee considers the contributions of existing directors and the overall needs of our Company and regularly maps the skills and competencies of the directors in the aggregate against a predetermined experience set the Board of Directors deems required to assist in identifying gaps and thereby assist in identifying suitable new candidates. Among other criteria, the experience set deemed necessary for the Board of Directors as a whole includes financial expertise, an understanding of the industries in which the Company operates, experience as a director of other public companies, marketing/sales experience, significant exposure to information technology in the support of a strategic plan, scientific background, exposure to mergers and acquisitions, international business experience, independence and diversity. As described below, the Board of Directors believes that each director meets such criteria and has skills and experience that make him or her well qualified to serve as a director. For example, the Board of Directors has nominated, and our shareholders have subsequently elected, three individuals (Dr. Harvey and Messrs. Spatz and Toan) with experience as chief executive officers of public companies, three individuals (Messrs. McCollum, Reinhard and Sachdev) with experience as chief financial officers of public or significant private companies and six individuals (Drs. Harvey and Paul and Messrs. McCollum, Reinhard, Sachdev and Toan) who are serving on the boards of other public companies. In addition, the Board of Directors includes eight individuals with experience in the chemical or other relevant industry (Ms. Bergman, Drs. Church, Harvey and Paul; Messrs. Nash, Reinhard, Sachdev and Spatz) and three individuals with experience with research institutions (Ms. Bergmann and Drs. Church and Paul). In nominating candidates for election by our shareholders, both the Board of Directors and the Corporate Governance Committee act pursuant to the Company’s Corporate Governance Guidelines and the Corporate Governance Committee’s charter. Both the Board of Directors and the Corporate Governance Committee assess the effectiveness of corporate governance policies, including with respect to diversity, through completion of an annual evaluation process.

The following are the nominees for directors of our Company, their principal occupation, qualifications to serve on the Board of Directors, period of service as a director of our Company, other directorships and age as of March 4, 2011. There is no arrangement or understanding pursuant to which the following nominees were selected. The Board of Directors has determined that each of the Company’s directors, other than Dr. Harvey and Mr. Sachdev, and that each member of the Audit Committee, Compensation Committee, Corporate Governance Committee and Science & Technology Committee (except for Dr. Harvey) is an “independent director” under rules of the Nasdaq Global Select Market. In addition, the Board of Directors has determined that, in its judgment, each member of the Audit Committee is independent within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended. There is no family relationship between any of the officers or directors.

Rebecca M. Bergman

Ms. Bergman has more than 22 years of experience in the medical technology industry including over 15 years of experience in research and technology management and product development. Since February 2009, she has served as Vice President, New Therapies and Diagnostics for Cardiac Rhythm Disease Management of Medtronic, Inc., a manufacturer of products and therapies used in the diagnosis, treatment and monitoring of chronic medical conditions. She previously served as Vice President, Science and Technology of Medtronic, Inc. from April 2002 to February 2009. Ms. Bergman has been a director of the Company since 2008. She has served as a member of the National Advisory Committee of the National Institute of Biomedical Imaging and Bioengineering (NIBIB) of the NIH and is currently on a number of academic advisory boards. Ms. Bergman is a Fellow of the American Institute for Medical and Biological Engineering (AIMBE) and was inducted into the National Academy of Engineering (NAE) in October 2010. Age 54.

George M. Church, Ph.D.

Dr. Church is a leading expert in human genetics and biotechnology and has significant academic research institution experience, having served as a Professor of Genetics at the Harvard Medical School since 1986. He concurrently acts as Director of the Center for Computational Genetics in Cambridge, Massachusetts since 1992, where he has directed laboratory research in DNA sequencing, synthesis and homologous recombination. Dr. Church, an initiator of the Personal Genome Project in 2005 and a leader in the field of synthetic biology, is a director at the U.S. Department of Energy Center on Bioenergy at Harvard and MIT, as well as the National Institutes of Health Center of Excellence in Genomic Science at Harvard, MIT and Washington University. He has been a director of the Company since October 2009. Dr. Church has served in scientific advisory roles for more than 20 companies in the field of DNA technology, diagnostics and biofuels. Age 56.

David R. Harvey, Ph.D.

Dr. Harvey served as Chairman of the Board of Directors of the Company from 2001 to 2009. He was our Chief Executive Officer from 1999 through 2005 and Chief Operating Officer from 1986 to 1999. Prior to 1986, Dr. Harvey served in various executive positions at Aldrich Chemical Company, including President and Vice President Europe. He also had various sales and marketing positions at Shell International Chemical Company prior to beginning his 35-year career with the Company. He has been a director of the Company since 1981. He is also a director of CF Industries where he acted as lead independent director from 2005 to 2009. Age 71.

W. Lee McCollum

Mr. McCollum is an audit committee financial expert and has significant management experience including more than 35 years of experience with S.C. Johnson and Son, Inc., a global manufacturer and marketer of consumer products, where he held positions involving accounting, treasury, taxes, internal audit, mergers and acquisitions, strategic planning, personnel matters, international operations and general management. At S.C. Johnson and Son, Inc., he served as Senior Vice President and Chief Financial Officer from 1997 to 2004 and as Executive Vice President and Chief Financial Officer from 2005 to 2009. From 2005 to 2009, his responsibilities also included global manufacturing. Mr. McCollum has been a director of the Company since 2001. He is also a director of Johnson Outdoors, Inc., Coastal South Bancshares, Inc., and serves as Vice Chairman and director of Johnson Financial Group, a large private regional bank holding company. Age 61.

Avi M. Nash

Mr. Nash has more than 33 years experience in the chemical industry and in corporate finance and investing. He is the founder of Avi Nash LLC, a global management consulting firm that focuses on operating strategy, mergers and acquisitions, and capital market transactions for the chemical industry. Prior to launching his firm in 2003, he was a partner of Goldman Sachs & Co., where he led the global chemical industry team in investment research, consistently topping performance rankings in the U.S. and globally. At Goldman Sachs, Mr. Nash was appointed Vice President in 1989, Managing Director in 1996, elected a partner in 1998 and named an advisory director in 2002. Earlier, he gained over 10 years of experience involving strategy at Booz Allen and Hamilton, as well as R&D, engineering and marketing experience, at UOP Inc., a developer of petroleum refining technology. He has a Master of Management degree from Northwestern University, an M.S. degree in Chemical Engineering, and was named a distinguished alumnus of the Indian Institute of Technology, Mumbai. He has been a director of the Company since November 2005. Age 58.

Steven M. Paul, M.D.

Dr. Paul is currently the Director of the Appel Alzheimer’s Disease Research Institute and a Professor of Neurology (Neuroscience) and Psychiatry at Weill Cornell Medical College of Cornell University. He has more than 17 years of management experience in the pharmaceutical industry and 35 years of scientific research experience. He retired effective March 1, 2010 as Executive Vice President for Science and Technology and President of the Lilly Research Laboratories of Eli Lilly and Company (Lilly), a pharmaceutical company that engages in the discovery, development, manufacturer and sale of pharmaceutical products, positions he held since 2003. He joined Lilly in April 1993 and served in roles of increasing responsibility within the Lilly research organization, including Vice President of Discovery Research and Clinical Investigation. Prior to joining Lilly, Dr. Paul served in several senior roles at the National Institute of Mental Health, including serving as the Scientific Director of the Intramural Research Program. Dr. Paul has authored or coauthored more than 500 papers and invited book chapters and serves on the editorial boards of numerous scientific journals and as a grant reviewer for several extramural and intramural committees. He has been a director of the Company since November 2006. He is a director of Alnylam Pharmaceuticals and a Venture Partner at Third Rock Ventures. He is also a director of the Foundation of the National Institutes of Health, a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Association for the Advancement of Science. Age 60.

J. Pedro Reinhard

Mr. Reinhard has more than 35 years of experience in the chemicals industry and more than 30 years of international management experience, including more than 10 years as a chief financial officer. He is an audit committee financial expert and has significant capital markets and finance experience. Mr. Reinhard served as Executive Vice President and Chief Financial Officer of The Dow Chemical Company (“Dow”), a manufacturer of chemicals, plastic materials, agricultural and other specialized products, Midland, Michigan, from 1995 to 2005. Previously, Mr. Reinhard held a variety of senior international, financial and operating leadership positions at Dow after beginning his career there in 1970 in Brazil and other senior operations assignments in Europe. In 1988, Mr. Reinhard was appointed Treasurer of Dow. Mr. Reinhard served as a director of Dow from 1995 to 2007. He presently serves as President of Reinhard & Associates, a financial advisory practice since 2006. He has been a director of the Company since 2001. He is also a director of Colgate Palmolive Co. and Royal Bank of Canada. Age 65.

Rakesh Sachdev

Mr. Sachdev has more than 25 years of management experience. Mr. Sachdev joined the Company in 2008 as Chief Financial Officer and took on the additional role of Chief Administrative Officer and direct oversight of the Company’s international business in 2009. He was Senior Vice President and President Asia Pacific of ArvinMeritor, Inc., a global supplier of parts and services to the automotive industry, from March 2007 to July 2008. At ArvinMeritor, he also served in other leadership roles, including Interim CFO, Senior Vice President Strategy and Corporate Development and Vice President and General Manager of several of that company’s global businesses from August 2002 to March 2007. Prior to joining ArvinMeritor, Mr. Sachdev worked for Cummins Inc., a global manufacturer of engines and other industrial products in various leadership roles, including CFO for one of its largest business units, and as Managing Director of its Mexican operations. Mr. Sachdev earned his Masters in Business Administration degree from Indiana University, holds a Masters degree in Engineering from the University of Illinois and earned his Bachelors degree in Mechanical Engineering from the prestigious Indian Institute of Technology in New Delhi. He has been a director of the Company since November 2010. He is also director of Regal Beloit, Inc. Age 54.

D. Dean Spatz

Mr. Spatz has more than 43 years of management experience, including more than 32 years as a chief executive officer of a publicly traded company. He currently serves as Chief Executive Officer of Watasso Ventures, a company that specializes in investing in and actively participating in the management and development of entrepreneurial start-up companies. In that capacity, he serves on the boards of four portfolio companies in various technical fields. Previously, he served as Chairman and Chief Executive Officer of Osmonics, Inc. (NYSE listed company), an international manufacturer and marketer of water purification, fluid separation and sea water handling products and equipment, headquartered in Minnetonka, Minnesota, a company he founded in 1969. Mr. Spatz left Osmonics in March 2003 after the company was acquired by GE Infrastructure, a unit of General Electric Company. Mr. Spatz is a licensed chemical engineer and is extensively published on reverse osmosis membrane technology, a breakthrough that he pioneered. He has been a director of the Company since 1994. Age 66.

Barrett A. Toan

Mr. Toan has more than 32 years of healthcare industry experience and more than 29 years of management experience, including more than 20 years as a chief executive officer. He served as Chairman of Express Scripts, Inc., a pharmacy benefits management company, from 1996 to May 2006 and as Chief Executive Officer of Express Scripts, Inc. from 1989 to April 2005. As President and CEO, he led the Express Scripts initial public offering in 1992, deployed innovative cost-savings and patient safety programs and led the company’s growth into a Fortune 500 firm. Prior to joining Express Scripts, Mr. Toan was the Chief Operating Officer and Executive Director of Sanus Corps Health Systems Inc. (later GenCare), a leading health maintenance organization. Before joining Sanus, Mr. Toan served in the public sector in a variety of roles, including the Director of Missouri’s Department of Social Services. He has been a director of the Company since 2001 and is currently Chairman. He is also a Director of Express Scripts, Inc. Age 63.

The Board of Directors recommends a vote FOR each of the nominees listed above.

We are saddened by the sudden and untimely passing of Dr. Jai Nagarkatti, formerly our Chairman, President and CEO, on November 13, 2010. Dr. Nagarkatti faithfully served Sigma-Aldrich for over thirty years as a leader, mentor, colleague and friend. His vision and passion for chemistry and life sciences were acutely focused on enabling the scientific community to improve the quality of life. Under the guidance and direction of Dr. Nagarkatti, the Company transitioned into the $2.3 billion life sciences and high technology company it is today.

Directors Meetings and Committees

The Board of Directors has standing Audit, Compensation, Corporate Governance and Science & Technology Committees. The following table provides information regarding the membership of and number of meetings during 2010 of the Company’s Board of Directors and its Committees.

Name	Board of Directors		Audit Committee		Compensation Committee		Corporate Governance Committee		Science & Technology Committee
Rebecca M. Bergman	x		x						x
George M. Church	x						x		x
David R. Harvey	x								x
W. Lee McCollum	x		x	*
Jai P. Nagarkatti (1)	x	*
Avi M. Nash	x		x
Steven M. Paul	x		o		x				x	*
J. Pedro Reinhard	x				x		x	*
Rakesh Sachdev (2)	x
Timothy R.G. Sear (3)	x				x		x
D. Dean Spatz	x				x	*	x
Barrett A. Toan (4)	x	*	o		x		x

Number of 2010 Meetings	7		11		5		5		4
*	indicates Chairman

X	indicates current member of a Committee
O	indicates member of Audit Committee through May 4, 2010

(1)	Dr. Nagarkatti passed away unexpectedly on November 13, 2010.
(2)	Mr. Sachdev was appointed a member of the Board of Directors on November 14, 2010.
(3)	Mr. Sear retired from the Board following the 2010 Annual Meeting of Shareholders on May 4, 2010.
(4)	Mr. Toan was elected Chairman of the Board of Directors on November 14, 2010.

At its meeting on May 4, 2010, the Board of Directors established the Science & Technology Committee and re-assigned several directors to different Committees. Dr. Paul moved from the Audit Committee to chair the Science & Technology Committee and joined the Compensation Committee. Mr. Toan moved from the Audit Committee and joined the Compensation and Corporate Governance Committees. Ms. Bergman joined the Science & Technology Committee and remained on the Audit Committee. Dr. Church joined the Corporate Governance and Science & Technology Committees. Dr. Harvey joined the Science & Technology Committee. All Committee assignment changes were effective as of May 4, 2010.

It is our expectation that all members of the Board of Directors will attend the Company’s Annual Meeting of Shareholders, unless extraordinary circumstances prevent a director’s attendance. Each director attended at least 75% of the total meetings of the Board of Directors and each of the Committees on which they served in 2010. All directors attended the Company’s 2010 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with regard to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accountant’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent registered public accountant, and (5) the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. Additionally, the Committee has responsibility to prepare the Report of Audit Committee that Securities and Exchange Commission rules require to be included in this proxy statement. This report begins on page 64. The Committee is also directly responsible and has sole authority for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant and meets with Company management, the internal auditors and the independent registered public accountant to (a) review the Company’s financial statements contained in the Company’s public earnings reports and the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, (b) review major issues regarding significant financial reporting matters and judgments made in connection with the preparation of the Company’s financial statements, (c) review legal matters that are reasonably likely to have a material effect on the Company’s financial statements, (d) review disclosures made by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K or Form 10-Qs, (e) discuss the adequacy and effectiveness of the Company’s internal financial controls and disclosure controls and procedures, (f) approve the annual internal audit plan and (g) receive regular reports of major findings by internal audit and of how management is addressing the conditions reported. The Board of Directors has determined that each member of the Audit Committee meets the Nasdaq Global Select Market independence requirements and that Messrs. McCollum and Nash are each an “audit committee financial expert,” as defined in SEC rules. The Committee operates pursuant to a written charter, which can be viewed on the Company’s website, www.sigma-aldrich.com. Information on our website does not constitute part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for guiding and approving the formulation and application of strategies, policies and practices related to the compensation of the Company’s executives to enable it to attract and retain high quality leadership, provide appropriate incentives and reward superior performance. In doing so, consideration is given to Company and individual performance expectations, internal equity, competitive practice and the requirements of appropriate regulatory bodies. Further, the Committee monitors these strategies, policies and practices to ensure that they are designed and applied in the best interest of shareholders. The Committee is also responsible for overseeing the Company’s succession planning and management development activities. The Committee considers quality of management needed to execute the business strategy and actively participates in talent evaluation and development designed to meet the Company’s leadership needs. Other duties and responsibilities of the Committee include annually reviewing and approving corporate goals and objectives relevant to CEO compensation; evaluating the CEO’s performance relative to those goals and objectives and recommending to our Board of Directors the CEO’s compensation levels based upon this evaluation. The Committee also administers the Company’s 2003 Long-Term Incentive Plan and the Company’s Cash Bonus Plan. The Board of Directors has determined that each member of the Compensation Committee is independent under the rules of the Nasdaq Global Select Market. The Committee operates pursuant to a written charter, which can be viewed on the Company’s website, www.sigma-aldrich.com. Information on our website does not constitute part of this proxy statement.

Corporate Governance Committee

The Corporate Governance Committee makes recommendations to the Board of Directors concerning the selection, qualification and compensation of members of the Board of Directors and its Committees, as well as the size and composition of the Board and its Committees. Specifically, the Committee considers the knowledge, experience, integrity and judgment of possible candidates for nomination as a director; their potential contribution to the diversity of backgrounds, experience and competencies that the Board of Directors desires to have represented; and their ability to devote sufficient time and effort to their duties as directors. The Committee will apply this same criteria to any nominees recommended by shareholders for election to the Board of Directors provided the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Secretary of the Company consistent with the timing set forth in the Company’s amended By-laws as described on page 67 under “Shareholder Proposals.” In February of each year, the Committee generally proposes to the Board nominees for directors to be elected at the Company’s Annual Meeting of Shareholders. Therefore, in order to be considered by the Committee, prospective nominee recommendations should be received by the Secretary no later than February 3rd. The Committee also periodically reviews the Corporate Governance Guidelines and the Business Conduct Policy adopted by the Board of Directors and makes recommendations to the Board of Directors concerning any changes deemed appropriate in such Guidelines and Policy and the Board’s and the Company’s operations as provided therein. The Board of Directors has determined that each member of the Corporate Governance Committee is independent under the rules of the Nasdaq Global Select Market.

The Committee operates pursuant to a written charter, which can be viewed on the Company’s website, www.sigma-aldrich.com. Information on our website does not constitute part of this proxy statement.

Science & Technology Committee

The Science & Technology Committee advises the Board of Directors and management on scientific matters involving the Company’s research and development programs, including regular reviews of major internal projects, interaction with academic and other outside research organizations, and the acquisition of new technologies. The Science & Technology Committee assists the Board of Directors and management in keeping abreast of new developments and technologies and anticipates emerging concepts and trends in the scientific fields of greatest importance to the Company’s long-term strategy thereby helping the Company to make well-informed choices in committing its scientific resources. The Science & Technology Committee also assists the Board of Directors in risk management as the same relates to research and development of new products.

The Committee operates pursuant to a written charter, which can be viewed on the Company’s website, www.sigma-aldrich.com. Information on our website does not constitute part of this proxy statement.

Board Committee Evaluation Process

Each year, our Board of Directors evaluates its performance against certain criteria that it has determined are important to its success. These include financial oversight, strategic planning, compensation and Board structure and role. The Board’s committees also conduct self-evaluations annually, evaluating their performance against their respective committee charters. The results of these evaluations are reviewed with the Board of Directors, and further enhancements, if any, are agreed to for each committee.

Board Committee Training

We encourage members of our Board of Directors to participate in outside training and continuing education to enhance their skills, knowledge and contribution to our Company.

Board Leadership Structure

The Board of Directors takes a flexible approach to the issue of whether the offices of Chairman and CEO should be separated or combined. This approach allows the Board of Directors to regularly evaluate whether it is in the best interests of the Company for the CEO or another director to hold the position of Chairman. Dr. Nagarkatti served as both the Chairman of the Board of Directors and the Company’s Chief Executive Officer until his death on November 13, 2010. Upon Dr. Nagarkatti’s death, Mr. Toan was elected by the Board of Directors to be its Chairman and Mr. Sachdev as the Company’s President and CEO. The Board no longer has a presiding director (a role previously filled by Mr. Toan), although the Board of Directors believes it may be useful and appropriate to designate a presiding director if the offices of Chairman and CEO are combined in the future.

We believe that the current Board leadership structure is appropriate at this time because it will allow the Chairman to focus on our corporate governance and serving shareholders’ interests while allowing our President and CEO to focus more directly on managing our operations and growing the Company.

The governance structure of the Board of Directors is as follows:

•	The offices of Chairman and CEO are separate;

•	The Board of Directors has established and follows robust corporate governance guidelines;

•	Eight of the ten continuing members of the Board of Directors (80%) are independent;

•

Our Audit Committee, Compensation Committee, Corporate Governance Committee and Science & Technology Committee are all composed solely of independent directors with the exception of Dr. Harvey who is a member of the Science & Technology Committee;

•	Our independent directors meet regularly in executive session; and

•

Our directors as a group possess a broad range of skills and experience sufficient to provide the leadership and strategic direction the Company requires as it seeks to maximize long-term value for our shareholders

Board Risk Oversight

The entire Board of Directors is responsible for overall oversight of our Company’s risk management processes. Specific risk management oversight responsibilities have been allocated to each of the Board’s committees depending on the nature of the risk and the mandate of the respective committee. For example, the Audit Committee, pursuant to its charter, discusses the Company’s financial risk assessment and risk management policies with the Company’s management, internal auditor and independent public accountants periodically and no less than at least once per year, and the Compensation Committee reviews the Company’s compensation program to ensure that economic incentives lead to decisions that are in the best long-term interests of the shareholders. The Science & Technology Committee reviews risk management related to research and development of new products. Company management furnishes information regarding risk management as requested by the Board of Directors.

Director Compensation and Transactions

Director compensation is targeted at the median level of a comparator group of companies. The Corporate Governance Committee regularly reviews the compensation we pay to our directors and retains the services of Total Rewards Strategies, the same national consulting firm used by the Compensation Committee to analyze executive compensation, to conduct an annual director compensation analysis using the same comparator group companies as used for analysis of executive compensation as described on page 22 under Executive Compensation Philosophy and Objectives. In recommending director compensation levels, the Corporate Governance Committee also considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board of Directors. Any changes to compensation require approval by the whole Board of Directors. Executives of the Company do not have a substantive role in setting director compensation, but certain executives, including the President and CEO, the General Counsel as Secretary to the Corporate Governance Committee and the Vice President of Human Resources, at the request of the Committee, assist in supporting the work of Total Rewards Strategies in developing compensation proposals for consideration by the Committee. Mr. Sachdev, our President and CEO, does not receive any compensation related to his services on the Board of Directors.

The Company utilizes a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board of Directors. The Company believes that a meaningful portion of a director’s compensation should be provided in shares of common stock and/or options for such shares. Non-employee directors are expected to own, at a minimum, shares equivalent to three times the annual retainer. This policy was initially implemented in 2004 and increased in 2008, with three years allowed to achieve the required investment level. At December 31, 2010, all directors met the shareholding requirement given their respective tenure with the Board of Directors. Additionally, as of the record date March 4, 2011, all directors met the shareholding requirement.

The following table provides information relating to total compensation amounts paid to non-employee directors in 2010:

Director Compensation Table

Name	Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3) (4)	Non-Equity Incentive Plan Comp.	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp.	Total

Rebecca M. Bergman (5)	2010	$71,000	$60,708	$150,491	$-	$-	$-	$282,199

David R. Harvey (6)	2010	64,655	60,708	150,491	-	-	-	275,854

W. Lee McCollum (7)	2010	94,854	60,708	150,491	-	-	-	306,053

Avi M. Nash (8)	2010	76,910	60,708	150,491	-	-	-	288,109

Steven M. Paul (9)	2010	70,894	60,708	150,491	-	-	-	282,093

J. Pedro Reinhard (10)	2010	78,727	60,708	150,491	-	-	-	289,926

Timothy R.G. Sear (11)	2010	34,884	60,708	-	-	-	-	95,592

D. Dean Spatz (12)	2010	80,735	60,708	150,491	-	-	-	291,934

Barrett A. Toan (13)	2010	85,500	60,708	150,491	-	-	-	296,699

George M. Church (14)	2010	66,115	60,708	150,491	-	-	-	277,314

(1)	Amounts listed represent payments for meeting attendance and annual retainer, which are described below under “Cash Compensation,” and the reimbursement of travel expenses.
(2)

Amounts listed represent the compensation cost for shares of our common stock that were awarded to non-employee directors on January 7, 2010. Each non-employee director as of January 7, 2010 received 1,200 shares of stock with a total fair value of $60,708 on the award date.

(3)

Represents the compensation cost of option awards, before reflecting assumed forfeitures, over the requisite service period, as described in Accounting Standards Codification 718 “Stock Compensation” (ASC 718). Options granted to directors vest over a three-month period. Amounts reflected within the table are different than the amounts recognized in the consolidated financial statements due to the assumed forfeiture rate reflected in the consolidated financial statements.

(4)

On May 5, 2010, Ms. Bergman, Drs. Harvey, Paul and Church and Messrs. McCollum, Nash, Reinhard, Spatz and Toan each received 10,000 options that had a total grant date fair value of $150,491. Mr. Sear retired from the Board of Directors as of May 4, 2010.

(5)	As of December 31, 2010, Ms. Bergman had 40,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to her on January 7, 2010.
(6)	As of December 31, 2010, Dr. Harvey had 180,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.
(7)	As of December 31, 2010, Mr. McCollum had 76,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.
(8)	As of December 31, 2010, Mr. Nash had 60,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.
(9)	As of December 31, 2010, Dr. Paul had 50,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.
(10)	As of December 31, 2010, Mr. Reinhard had 96,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.
(11)

Mr. Sear retired from the Board following our 2010 Annual Meeting of Shareholders. As of December 31, 2010, Mr. Sear had 30,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.

(12)	As of December 31, 2010, Mr. Spatz had 84,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.
(13)	As of December 31, 2010, Mr. Toan had 96,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.
(14)	As of December 31, 2010, Dr. Church had 30,000 option awards outstanding and retained ownership of the 1,200 shares of common stock awarded to him on January 7, 2010.

Cash Compensation

Directors who are employed by the Company receive no compensation or fees for serving as a director or for attending board or committee meetings. Directors who are not employed by the Company receive cash and stock compensation, as described below.

Each non-employee director received retainer fees of $50,000 in 2010 for being a member of the Board of Directors and its Committees. In addition, each non-employee director also received fees for his or her participation in Board and Committee meetings. The Presiding Director received $4,000 as compensation for leading the Executive Session portion of each scheduled meeting. The following table provides information related to the meeting fees paid to non-employee directors:

	Board of Directors (1)	Audit Committee (2)	Compensation Committee (3)	Corporate Governance Committee (3)	Science & Technology Committee (3)

Participation in person (4)	$3,000	$1,000	$1,000	$1,000	$1,000

Participation via conference call	$1,500	$500	$500	$500	$500

(1)	Barrett Toan, our Presiding Director through November 13, 2010 and Chairman of the Board of Directors thereafter, received $4,000 for every meeting in which he participated.
(2)	During 2010, the Audit Committee Chairman received $4,000 for every Committee meeting attended in person and $2,000 for every Committee conference call in which he participated.
(3)

During 2010, the Compensation, Corporate Governance and Science & Technology Committee Chairmen each received $2,000 for every Committee meeting attended in person and $1,000 for every Committee conference call in which they participated.

(4)	Non-employee directors participating in person at meetings also received reimbursement of travel expenses.

Effective January 1, 2011, Mr. Toan, as Chairman of the Board of Directors, will receive a retainer of $60,000 in addition to the $50,000 retainer paid each director. Mr. Toan will be paid meeting fees in amounts equal to that paid to other directors.

Stock Compensation

Pursuant to the Company’s 2003 Long-Term Incentive Plan, the Company currently provides non-employee directors with stock compensation as follows:

•	Newly elected directors will be granted options to acquire 20,000 shares of common stock upon the date of his or her initial election to the Board of Directors;

•

Eligible directors serving on the Board of Directors on the day after any annual shareholder meeting, who have served on the Board of Directors for at least six months prior to the annual meeting, will be granted options to acquire 10,000 shares of common stock on such date; and

•	Each non-employee director is awarded 1,200 shares of common stock on or about January 1st of each fiscal year.

All non-employee directors received options to purchase 10,000 shares of common stock in 2010. If elected at the 2011 annual meeting, all nine continuing non-employee directors will receive options to purchase 10,000 shares of common stock on the day after the meeting. The option exercise price per share is equal to the fair market value, or the closing stock price, of the common stock on the date the option is granted. No option will vest or may be exercised to any extent until the holder has continually served as a director for at least three months from the date of grant, provided that such options will vest and become exercisable upon termination of service by reason of death, disability or retirement, subject to the terms and conditions of the plan. The options expire ten years from the date of grant.

All non-employee directors received 1,200 shares of common stock on January 7, 2010.

Shareholder Communication with the Board of Directors

Shareholders can communicate directly with the Board of Directors, any individual member of the Board of Directors or any of its Committees by mailing correspondence to:

Board of Directors - Sigma-Aldrich Corporation

P. O. Box 775544

St. Louis, MO 63177

USA

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL BENEFICIAL OWNERS

Directors and Executive Officers

The following table sets forth the amount of the Company’s common stock beneficially owned by each of the directors, the named executive officers of the Company shown in the Summary Compensation Table on page 34, and by all directors and executive officers of the Company as a group, all as of March 4, 2011, based upon information obtained from such persons.

Name	Company Position	Shares Beneficially Owned (1)(2)

Rebecca M. Bergman	Director	43,600	(4)

George M. Church	Director	32,400	(4)

Gilles A. Cottier	President, SAFC	150,593	(3)(5)

David R. Harvey	Director	216,690	(4)

W. Lee McCollum	Director	86,200	(4)

Avi M. Nash	Director	67,200	(4)

Steven M. Paul	Director	56,000	(4)

J. Pedro Reinhard	Director	103,200	(4)

Kirk A. Richter	Vice President, Treasurer and Interim Chief Financial Officer	164,556	(3)

Rakesh Sachdev	President and Chief Executive Officer	75,432	(3)(5)

D. Dean Spatz	Director	114,587	(4)

David A. Smoller	Chief Scientific Officer	29,822	(3)

Barrett A. Toan	Director	105,200	(4)

Franklin D. Wicks	President, Research	122,430	(3)(5)

Total directors and executive officers as a group (including those listed above)		1,826,276

(1)

Each nominee or executive officer has both sole voting power and sole investment power with respect to the shares set forth in the table opposite his or her name, except as follows: Mr. Toan shares voting and investment power as to 3,200 shares held in joint tenancy with his spouse; and, Dr. Wicks shares voting and investment power as to 18,189 shares held in joint tenancy with his spouse. Shares owned separately by spouses are not included.

(2)	Represents less than one percent (1%) of the Company’s common stock outstanding as of March 4, 2011 for each of the named individuals and less than two percent (2%) for that group.
(3)

Includes 129,999, 85,999, 62,800, 20,293 and 98,666 shares subject to stock options that do not have voting rights and that are exercisable as of, or within 60 days of, March 4, 2011, for Messers. Cottier, Richter, Sachdev and Drs. Smoller and Wicks, respectively.

(4)

Includes 30,000, 180,000, 50,000, 40,000, 76,000, 60,000, 96,000, 80,000 and 96,000 shares subject to stock options that are exercisable as of, or within 60 days of, March 4, 2011, for Drs. Church, Harvey and Paul, Ms. Bergman and Messrs. McCollum, Nash, Reinhard, Spatz and Toan, respectively.

(5)	Includes 4,211, 5,500 and 6,000 shares of restricted stock that do not have voting rights for Messrs. Sachdev and Cottier and Dr. Wicks, respectively.
(6)

Includes 1,507,838 shares subject to stock options that are exercisable as of, or within 60 days of, March 4, 2011, for the directors and executive officers as a group and 23,564 restricted stock shares that do not have voting rights.

Principal Beneficial Owners and Transactions

The following table sets forth information for each entity that, to the knowledge of the Company, beneficially owned more than five percent (5%) of the Company’s common stock as of March 4, 2011.

Name and Address	Shares Beneficially Owned		Percent of Shares Outstanding

State Farm Mutual Automobile Insurance Company And related entities One State Farm Plaza Bloomington, IL 61710	14,082,347	(1)	11.56%

Capital World Investors 333 South Hope Street Los Angeles, CA 90071	11,005,000	(2)	9.04%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	6,578,838	(3)	5.4%

The Growth Fund of America, Inc. 333 South Hope Street Los Angeles, CA 90071	6,455,000	(4)	5.3%

(1)

As set forth in such company’s Schedule 13G/A, filed on February 8, 2011 State Farm Mutual Automobile Insurance Company represents shares owned by such entity and entities affiliated with such entity, including State Farm Life Insurance Company, State Farm Fire and Casualty Company, State Farm Investment Management Corp., State Farm Insurance Companies Employee Retirement Trust and State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees. The filing indicates that such entities, along with State Farm International Life Insurance Company Ltd. and State Farm Mutual Fund Trust, may constitute a group but states that each person disclaims beneficial ownership as to all shares not specifically attributed to such entity in the filing and disclaims that it is part of a group. State Farm Mutual Automobile Insurance Company and related entities report (i) sole voting power over 14,033,160 shares, (ii) shared voting power over 49,187 shares, (iii) sole dispositive power over 14,033,160 shares and (iv) shared dispositive power over 49,187 shares including for State Farm Mutual Automobile Insurance Company, sole voting power over 6,598,560 shares, shared voting power over 29,613 shares, sole dispositive power over 6,598,560 shares and shared dispositive power over 29,613 shares; for State Farm Life Insurance Company, sole voting power over 456,600 shares, shared voting power over 6,769 shares, sole dispositive power over 456,600 shares and shared dispositive power over 6,769 shares; for State Farm Fire and Casualty Company, sole voting power over 0 shares, shared voting power over 3,974 shares, sole dispositive power over 0 shares and shared dispositive power over 3,974 shares; for State Farm Investment Management Corp., sole voting power over 3,241,000 shares, shared voting power over 5,045 shares, sole dispositive power over 3,241,000 shares and shared dispositive power over 5,045 shares; for State Farm Insurance Companies Employee Retirement Trust, sole voting power over 1,328,400 shares, shared voting power over 3,786 shares, sole dispositive power over 1,328,400 shares and shared dispositive power over 3,786 shares; and for State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees, sole voting power over 2,408,600 shares, shared voting power over 0 shares, sole dispositive power over 2,408,600 shares and shared dispositive power over 0 shares.

(2)

As set forth in such company’s Schedule 13G/A, filed on February 14, 2011, Capital World Investors reports (i) sole voting power over 10,835,000 shares, (ii) shared voting power over none of the shares, (iii) sole dispositive power over 11,005,000 shares and (iv) shared dispositive power over none of the shares.

(3)

As set forth in such company’s Schedule 13G, filed on February 10, 2011, The Vanguard Group, Inc. reports (i) sole voting power over 153,686 shares, (ii) shared voting power over none of the shares, (iii) sole dispositive power over 6,425,152 shares and (iv) shared dispositive power over 153,686 shares. Vanguard Fiduciary Trust Company (“VFTC”) is a subsidiary of The Vanguard Group, Inc., and is the beneficial owner of 153,686 shares as a result of serving as investment manager of collective trust accounts. VFTC directs the voting of such shares.

(4)

As set forth in such company’s Schedule 13G/A, filed on February 14, 2011, The Growth Fund of America, Inc. reports (i) sole voting power over 6,455,000 shares, (ii) shared voting power over none of the shares, (iii) sole dispositive power over none of the shares and (iv) shared dispositive power over none of the shares. The Growth Fund of America, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company (“CRMC”), is the beneficial owner of 6,455,000 shares of common stock. CRMC manages equity assets for various investment companies through two divisions, Capital Research Global Investors and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors and persons who own beneficially more than ten percent of the Company’s outstanding stock, file reports of ownership and changes in ownership with the SEC and any national securities exchange on which the Company’s securities are listed and furnish the Company with copies of all Section 16(a) reports so filed. Based solely on a review of these reports filed with the SEC and certain written representations furnished to the Company, we have determined that, due to clerical error, the following persons each submitted one report after the required filing date with respect to one transaction: David Harvey (Director) and Steve Walton (Vice President, Environmental Safety and Health). The Company believes that all of its other executive officers and directors complied with all applicable Section 16(a) filing requirements during 2010.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Our executive compensation programs are based on our pay for performance philosophy and are designed to ensure that our compensation plans work to maximize shareholder value by appropriately incentivizing our executive team to meet and exceed both our long-term strategic and annual operational plans.

2010 Business Highlights

While 2010 was a record year for Sigma-Aldrich, we were saddened by the untimely death of our Chairman, President and CEO, Jai Nagarkatti, in November. With the succession planning process that he and the Board had put in place, Rakesh Sachdev was immediately named as our new President and CEO, resulting in continuity for our business. Mr. Sachdev, who was also appointed by our Board of Directors to fill the director position vacated by Dr. Nagarkatti upon his death, previously served as our Senior Vice President, Chief Financial Officer, Chief Administrative Officer and head of our international region which includes Asia Pacific and South America. Kirk A. Richter, who serves as our Vice President and Treasurer, was named to the additional position of Interim Chief Financial Officer.

Our 2010 financial results compared to 2009 are as follows:

•

Sales were $2,271M, an increase of 5.7% compared to the same period last year. Excluding the impact of changes in foreign currency exchange rates, which increased sales by 0.4%, sales increased by 5.3% year over year.

•	Operating income was $551M, an increase of $51M or 10.2% compared to the same period last year.

•	Free cash flow, which is defined as net cash provided by operating activities less capital expenditures, was $424M, an increase of $28M compared to the same period last year.

Based on the foregoing financial results, our annual cash bonus plan paid above the target level as more fully explained on page 26.

However, results for our Long-Term Incentive Plan were mixed, resulting in a payout between the threshold and target levels. This was based on exceeding our return on equity maximum threshold and not meeting our sales growth threshold.

2010 Compensation Plan Highlights

The design of our executive compensation programs for 2010 was generally consistent with our 2009 compensation program design. Enhancements were made in 2010 to further drive our pay for performance philosophy, combined with our use of best practices, in an effort to ensure a close alignment between executive compensation and total shareholder return:

Practices Consistent with 2009 Program	Changes Made for 2010

•   Pay for performance philosophy

•   Comparator group approach and make-up

•   Pay positioning philosophy and mix of short and long-term compensation

•   Annual and Long-Term Incentive Plan metrics

•   Use of Tally Sheets

•   Shareholding Requirement

•   Limited perquisites

•   Raised threshold performance level and threshold payout opportunity for Annual Cash Bonus Plan

•   Added recoupment (“claw back”) provision to Annual Cash Bonus Plan

•   Updated Change-in-Control Agreements and maintained best practice features (double-trigger severance less than three times base salary and target bonus, no tax gross-up, no enhanced welfare or retirement benefits)

•   Provided Compensation Committee enhanced wealth analysis for our named executive officers

•   Enhanced compensation risk assessment process

The elements of compensation for our named executive officers are intended to attract and retain a high caliber of executive talent while supporting our pay for performance philosophy:

Pay Element	Business Purpose	Key Features	2010 Actions
Base Salary	Attract and retain the high quality of executives needed to lead our complex global business

Fixed cash amount

Median of our comparator group used as a reference point

Other factors considered in determining base salary for individual executives:

•   responsibilities

•   individual performance

•   internal equity

•   compensation history

•   contribution

•   potential

Salaries increased to reflect individual performance and responsibilities (following no increase in 2009 due to challenging economic conditions)
Annual Cash Bonus	Motivate and reward executive achievement of annual financial and operational performance targets set in conjunction with the annual business planning process Attract and retain key management

Median of our comparator group used as a reference point

Other factors considered in determining target opportunity for individual executive:

•   responsibilities

•   internal equity

•   contribution

•   potential

Raised threshold performance level and threshold payout opportunity for annual cash bonus

Targeted Sales Growth goal was slightly reduced from the 2009 goal to reflect difficult economic conditions

Performance to reach maximum payout level was increased for all three metrics (sales growth, operating income and free cash flow)

Long-Term Incentives (Stock Options and Performance Shares)

Motivate and reward executive achievement of longer-term financial targets in support of our long-term strategic plan

Attract and retain key executives

Incentivize superior shareholder returns over the long-term by offering our executives the opportunity to benefit from stock appreciation through stock ownership

Align our executive’s interests with those of our shareholders

Median of our comparator group used as a reference point

Other factors considered in determining target opportunity for individual executive:

•   responsibilities

•   internal equity

•   contribution

•   potential

Combination of stock options and performance shares provides a balance between share price appreciation and long-term operational results

The 3-year average Sales Growth Goal for our 2010 Performance Share grant was increased from the 2009 level to return to the target growth level of our strategic plan

Our compensation program has evolved in line with best practices. Our Amended and Restated 2003 Long-Term Incentive Plan (“LTIP”) does not allow repricing or replacing underwater stock options or stock appreciation rights without shareholder approval (which we have never sought). We do not provide our executives excessive perquisites, and we do not provide any tax gross-ups on the limited perquisites we do offer. Our Change in Control (“CIC”) Agreements do not provide for payments of more than three times base salary plus the targeted bonus and do not provide for severance payments without involuntary job loss or substantial diminution of duties (double-trigger). Our CIC agreements do not provide gross-ups or modified gross-ups on CIC severance payments or extended welfare and retirement benefits. In order to provide our executives with reasonable security in the event of a CIC and to encourage them to consider appropriate transactions, our LTIP does provide vesting of outstanding equity awards upon consummation of a CIC. Our definition of CIC is in line with market practice and applies to all equity awards, not just those of executives. We do not guarantee annual or multi-year incentive awards and do not pay dividends on unvested performance shares or restricted stock units. We believe that our programs appropriately use best practices in line with our overall pay for performance philosophy and take into consideration the best interests of our shareholders.

Compensation Principles and Practices

Role of Compensation Committee

The Compensation Committee (“Committee”) of our Board of Directors has responsibility for establishing and monitoring adherence to the Company’s compensation philosophies and objectives. The Committee is charged with monitoring that the total compensation paid to the Company’s named executive officers is fair, reasonable and competitive. The Committee makes all compensation decisions for our executive officers and reviews the performance of the President and CEO. A description of the Committee’s role in setting executive compensation is included on page 10 in the discussion of the Directors Meetings and Committees and its Charter is published on the Company’s website, www.Sigma-Aldrich.com.

Role of Independent Consultant to the Committee

The Committee retains the services of Total Rewards Strategies, an independent national compensation consulting firm, to collect benchmark data and analyze the executive compensation and related data of a comparator group of companies. The consultant also provides the Committee with information on trends and practices as well as alternatives for the Committee’s consideration when making compensation decisions and provides opinions on compensation recommendations the Committee receives from management. The independent consultant was present at all of the Committee’s meetings in 2010. In 2010, the independent consultant provided both executive compensation consulting services to the Committee and director compensation consulting services to the Corporate Governance Committee, which is responsible for setting director pay, but did not provide any other services to the Company.

Role of Management in Compensation Decisions

Management provides recommendations to the Committee through our President and CEO and the Vice President of Human Resources regarding compensation strategy, plan design and implementation. Management uses comparator group data provided by the Committee’s independent consultant in making these recommendations. The CEO annually reviews the performance of our executive officers and presents individual compensation recommendations for these officers to the Committee for approval. The Committee exercises its discretion in accepting, modifying or disregarding these recommendations.

Executive Compensation Philosophy and Objectives

We seek to maintain executive compensation programs that are designed to attract, retain, motivate and reward executives who are capable of achieving and exceeding challenging business objectives determined by our Board of Directors to best deliver sustainable long-term shareholder value through profitable growth of the Company in the complex and competitive global chemical, life science and high technology industries in which we operate. The Committee believes that compensation paid to executives should be closely aligned with both our short-term and long-term performance goals, and that a significant portion of compensation should be directly related to factors that influence shareholder value, thereby aligning compensation closely with our shareholders’ interest. In establishing and overseeing our pay for performance philosophy, the Committee considers performance against short- and long-term financial and operational goals that are consistent with our strategic plans.

The comparator group of companies we use as a reference for our compensation practices is comprised of our direct competitors and a broader group of companies in the chemical, life science and high technology industries. The

Committee believes this comparator group is representative of the labor market from which we recruit executive talent. Factors used to select comparator group companies include industry segment, revenue, profitability, number of employees and market capitalization. The Committee reviews the make-up of the comparator group annually. Companies in the comparator group that were used to benchmark 2010 compensation practices were consistent with those used in 2009 and include:

Affymetrix Inc.	Dionex Corporation	PerkinElmer Inc.*
Agilent Technologies	Life Technologies*	Qiagen*
Albemarle Corporation	Lonza Group	Thermo Fisher Scientific*
Beckman Coulter Inc.*	Mettler-Toledo	Varian Inc.
Bio-Rad Laboratories, Inc.	Millipore Corporation*	VWR International
Charles River Labs	Pall Corporation	Waters Corporation*

The companies noted with an asterisk (*) are the peer group which is used for reference when making compensation decisions for our President and CEO and not the larger comparator group.

When considering the appropriateness of the 2010 comparator group, the Committee compared the 2009 Company fiscal year-end financial results for the Company and the comparator group. As displayed in the table below, the Company placed above the median for sales and in the top quartile for net income and market capitalization. For the CEO peer group, the Company placed above the median for sales and market capitalization and in the top quartile for net income. Given these favorable comparisons, it is the Committee’s opinion that our use of the median compensation practices of the comparator group and CEO peer group as reference points was reasonable and appropriate for the compensation determinations for our executive officers.

2009 Financial Results of the Comparator Group ($ in millions as of December 31, 2009)
Comparator Group	Sales	Net Income	Market Capitalization

50th Percentile	1,798	145	3,730
75th Percentile	3,083	176	4,418
Sigma-Aldrich	2,148	347	6,154

The Committee reviewed the composition of the comparator group and decided to maintain the members of the 2009 comparator group for 2010. In August 2009, Varian Inc agreed to a merger with Agilent Technologies and in 2010, Millipore agreed to a merger with Merck KGaA, and both will be removed from the comparator group for 2011. Among other analyses, the independent consultant calculates the 50th percentile, or median, of the comparator group for base salary, annual cash bonus, and long-term incentives as well as total overall compensation. The Committee uses the median as a reference point when determining compensation targets for each element of pay. When individual and targeted Company financial performance is achieved, the objective of the executive compensation program is to provide overall compensation at the median of pay practices of the comparator group of companies. Actual target pay for an individual may be more or less than median based on the Committee’s evaluation of the individual’s responsibilities, internal equity, compensation history, contribution and potential.

Consistent with the Committee’s philosophy of pay for performance, incentive payments can exceed target levels only if overall Company financial targets are exceeded and will fall below target levels or be eliminated if overall financial goals are not achieved.

Excessive Risk and Compensation Policies

Through our compensation programs, the Company strives to provide incentives and rewards that strike the appropriate balance between risk and reward. In 2010, the process to analyze the risk of our compensation programs was formalized and enhanced. At the direction of the Committee, we conducted a risk assessment through an internal management committee consisting of senior representatives from finance, legal, human resources, internal audit and operations (the “Compensation Risk Committee”). The Compensation Risk Committee reviewed the following categories of compensation-related risk:

Compensation-Related Risk Categories

• Strategic/Financial Risk	• Equity Compensation Risk
• Cultural/Ethics Risk	• Performance Measurement Risk
• Governance Risk	• Risk Management
• Pay-Mix Risk

The internal Compensation Risk Committee reviewed information regarding our management and non-management compensation programs and practices and addressed specific questions regarding each risk category. It reviewed information concerning our current pay practices, pay mix, benchmark information regarding performance metric prevalence as well as a summary of incentive plans currently in place at the Company. In conclusion, the Compensation Risk Committee determined that:

•	The risk level associated with our compensation programs is low and is consistent with the general risk tolerance of the Company;

•	Neither program design nor the magnitude of individual awards encourage inappropriate risk taking;

•

Program design provides a natural hedge against inappropriate risk taking for two reasons: (1) no metric provides an inordinate amount of reward for achievement, and (2) a number of the individual compensation metrics in the program balance or offset each other; and

•	Controls are in place to monitor both results and behavior (regular financial monitoring, Business Conduct Policy certification, Company Principles that define expected behaviors).

Based on this analysis, as well as the Committee’s understanding of our business and compensation programs, it is the Committee’s opinion that the Company’s compensation programs do not create incentives to take risks that are (i) inappropriate, (ii) not well understood, or (iii) that would be reasonably likely to have a material adverse effect on the Company.

In summary, our compensation programs are structured so that over the long term the greater portion of total compensation is tied to the long-term financial performance and strength of the Company. We do not provide significant short-term incentives that could encourage near-term risk taking that may not be in the long-term interests of our shareholders.

Elements of Compensation

Elements of our executive compensation and benefits package include:

•	a base salary;

•	a performance-based annual cash bonus opportunity;

•	long-term compensation awards that include a combination of stock option grants and performance shares;

•

employee benefits, such as life, health and disability insurance benefits, a tax-qualified retirement savings plan (401(k)), a tax-qualified defined benefit pension plan and a non-qualified supplemental retirement plan;

•	a non-qualified, employee-funded deferred compensation plan;

•	limited perquisites;

•	a CIC Agreement that provides a severance payment upon termination after a CIC;

•	acceleration of long-term equity awards upon a CIC;

•	a share ownership policy that requires all executives to hold Company stock with a market value equal to a certain multiple of their base salary; and

•	on an ad hoc basis, grants of cash or equity compensation to attract new executives to the Company or retain current management.

Compensation Analysis

The Committee is provided with a total compensation analysis (“Tally Sheet”) for each of our senior executives, including our named executive officers, which provides the annual value of each component of compensation and benefits as well as the combined annual value of all compensation. In line with best practices, in 2010 the Committee was also provided with an expanded wealth analysis for each of our named executive officers to demonstrate the longer-term impact of the Committee’s annual pay decisions. The Committee used these analyses as a reference point in monitoring the effectiveness of our programs.

Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive, appropriately performance-based and valued by our executives. There is no pre-determined policy or target for allocating compensation among the components. The Committee reviews information provided by its independent consultant and considers the Company’s historical pay practices to determine the appropriate level and mix of compensation. In allocating compensation among the various elements of our program, we believe the compensation of our most senior executives, including our named executive officers, who have the greatest ability to influence Company performance, should be predominately performance-based. As a result of this philosophy approximately 70% of our named executive officers’ aggregate total target compensation is allocated to performance-based pay.

2010 TARGET COMPENSATION MIX
	Base Salary	Cash Bonus	Long-Term Incentives

Jai P. Nagarkatti	20%	20%	60%
Rakesh Sachdev	27%	18%	55%
Kirk A. Richter	42%	17%	41%
Franklin D. Wicks	29%	17%	54%
Gilles A. Cottier	27%	16%	57%
David A. Smoller	26%	16%	58%

The Committee reviews historic target compensation and realized compensation for our named executive officers in comparison to actual compensation for executives in the comparator group, considering financial and stock performance of both our Company and the comparator group. Total compensation delivered is considered in relation to actual Company performance with respect to revenue, net income and total shareholder return over a five-year period. Relative Company performance and total realized compensation are compared to that of the comparator group.

The Committee also analyzes our equity compensation practices in comparison to those of our comparator group considering our market capitalization, net income and number of outstanding shares to ensure that our equity grants are consistent and competitive with comparator group practices and financial performance.

Base Salary.  We provide executives with a base salary that is intended to attract and retain the quality of executives needed to lead our complex, global businesses. In setting the base salaries of our named executive officers, the median of the comparator group is used as a reference point, although individual performance, internal equity, compensation history, contribution and potential of the executive are also considered. The Committee reviews the base salaries of our named executive officers annually and may make adjustments as appropriate.

In 2009, base salaries for our executives and management team were maintained at the same level as 2008. Salary increases effective as of February 1, 2010 for our named executive officers recognized the contributions made during the prior year. The following table provides annualized base salary information for our named executive officers for 2009 and 2010:

Annualized Base Salary
	2009	February 1, 2010

Jai P. Nagarkatti	$750,000	$825,000
Rakesh Sachdev	475,000	490,000
Kirk A. Richter	235,000	240,000
Franklin D. Wicks	350,000	360,000
Gilles A. Cottier	300,000	310,000
David A. Smoller	270,000	300,000

Annual Cash Bonus.  Our cash bonus plan is designed to provide incentives to achieve annual financial and operational performance targets set in conjunction with the annual business planning process. The cash bonus plan was re-approved by shareholders in 2010 to maintain tax deductibility under Section 162(m) of the Code and to add a bonus re-payment requirement, often called a “claw back” provision, which requires certain executives to repay cash bonus awards in situations where financial results are subsequently restated.

Target cash bonus awards are determined for each executive annually after considering as a reference point the target awards provided to comparable executive positions in the comparator group. Consideration is also given to the individual executive’s responsibilities and contribution to business results as well as internal equity.

For 2010, the Committee made a change in the cash bonus plan design in an effort to create better alignment with our pay for performance philosophy by raising the threshold performance level and threshold payout opportunity.

The Committee established 2010 target bonus opportunities for cash bonus plan participants, including the named executive officers. Target opportunities were unchanged from 2009 except that Dr. Nagarkatti’s target opportunity was increased from 80% of base salary to 100% of base salary to better align with the median of the CEO peer group.

2010 Annual Cash Bonus Opportunity as a Percent of Base Salary
	Threshold Performance	Target Performance	Maximum Performance
Jai P. Nagarkatti	50%	100%	180%
Rakesh Sachdev	32.5%	65%	117%
Kirk A. Richter	20%	40%	72%
Franklin D. Wicks	30%	60%	108%
Gilles A. Cottier	30%	60%	108%
David A. Smoller	30%	60%	108%

Performance targets for the annual cash bonus are linked directly to the annual business plan for the overall Company and to individual business unit plans where applicable. In 2010, the overall Company results and payouts were as follows (applying the cash bonus plan metric definitions):

2010 Annual Cash Bonus Results and Payouts
	Result	Payout %
Organic Sales Growth (for overall Company)	5.3%	112%
Operating Income - adjusted (millions)	$582	164%
Free Cash Flow (millions)	$424	200%
Unit/Individual Objectives	Varied by Unit/Individual
Total (for Company)		139.2%

Actual goals are not disclosed due to their competitive nature. The Committee believes that attainment of these goals is a significant challenge. For our executives in corporate functions, annual cash bonus plan payouts are based 100% on overall Company results with 20% of that amount adjusted for individual performance.

For our executives in business units, 50% of the payout is based on total Company results, 30% is based on their business unit sales growth and 20% is based on their specific business unit and individual performance. Given the nature of our business, the Committee believes that this allocation provides an appropriate balance among Company, business unit and individual accountability. Specific numeric objectives are considered competitively sensitive in that they may reveal tactical marketing, sales, operations and cash flow initiatives that may put the Company at a disadvantage in the marketplace if they were to be disclosed.

Following is a summary of our metric definitions and the rationale for their selection:

•

Organic Sales Growth demonstrates the Company’s ability to organically grow the business and is a comparison of year-over-year sales. Organic Sales Growth is currency adjusted and excludes material acquisitions and divestitures. For 2010, the Organic Sales Growth goal for Dr. Nagarkatti, Mr. Sachdev and Mr. Richter was based on overall Company results as shown above. For business unit executives, Organic Sales Growth was based on their specific business as follows: for Dr. Wicks – U.S. and Canada region; for Mr. Cottier – SAFC; and for Dr. Smoller – Research Biotech.

•

Operating Income (as adjusted) is a key accounting measure and broad-based performance measurement. A total Company operating income measure was used to ensure that business decisions are made in the best interests of our shareholders. For 2010, the calculation excludes the impacts of restructuring and impairment charges.

•

Free Cash Flow measures the Company’s ability to generate cash and is important as it allows the Company to invest in its future and pay dividends. Free Cash Flow is net cash provided by operating activities less capital expenditures.

•

Unit/individual objectives indicate the performance of each business unit as well as individual contributions. We believe that it is appropriate to encourage focus on particular goals appropriate for each business and individual. The maximum payout is 100% (rather than 200% as with the other metrics). For 2010, the unit/individual objectives included earnings per share for Dr. Nagarkatti, Mr. Sachdev and Mr. Richter; U.S. and Canadian performance income for Dr. Wicks; SAFC performance income for Mr. Cottier, and Research Biotech new product sales for Dr. Smoller. Each of these metrics established for our named executive officers represent significant increases over the prior year and in the Committee’s opinion, achieving these goals represents a significant challenge for the executives and their organizations. The Committee may exercise negative discretion in determining the individual performance component of the award.

Each of the metrics established for our named executive officers represent significant increases over the prior year. In the Committee’s opinion, achieving these goals represents a significant challenge for the executives and their organizations.

Financial results for 2010, relative to our cash bonus plan performance targets, are shown in the chart above for the Company as a whole. Payments relative to targets for each executive are summarized in the chart below:

2010 Annual Cash Bonus Awards
	As a Percent of Target	Actual Award (1)

Jai P. Nagarkatti	139.2%	$1,052,700	(2)
Rakesh Sachdev	139.2%	443,352
Kirk A. Richter	139.2%	133,632
Franklin D. Wicks	131.3%	283,608
Gilles A. Cottier	157.5%	292,950
David A. Smoller	105.6%	190,080

(1)

The adjusted diluted EPS result (after adjustment for restructuring and impairment charges) used as the threshold for corporate executives was $3.31 thus enabling individual awards to be paid to the executives in corporate functions. Specific business unit goals were also attained enabling individual awards to be paid to business unit executives.

(2)	The award for Dr. Nagarkatti reflects 11 months of service.

These annual cash bonus amounts are also shown in the Summary Compensation Table on page 34 in the column titled, “Non-equity Incentive Plan Compensation.”

Long-Term Incentives.  We use our shareholder-approved, 2003 LTIP to attract and retain key management, including our named executive officers. The LTIP is being presented for shareholder approval at the 2011 Annual Meeting to preserve certain tax deductibility under Section 162(m) of the Code and is described more fully in Proxy Item II. Note that shares were last requested in 2006, and additional shares are not being requested at this time. The Committee administers the plan and believes the LTIP provides an appropriate incentive to produce superior long-term returns to shareholders by offering participants an opportunity to benefit from stock appreciation through stock ownership.

In determining the long-term incentive opportunity for each executive, the Committee considers the median value of long-term compensation for the comparator group. The Committee also considers overall share utilization in comparison to the comparator group, taking into account both the overall number of shares used (as a percentage of shares outstanding) as well as the value of shares used relative to the comparator group. The long-term incentive opportunity for each executive is then determined using the median of the peer group for the President and CEO and median of the comparator group for the named executive officers as reference points. The Committee also considers the executive’s responsibilities as well as internal equity, the individual’s contributions to business results and potential. In 2010, the Committee increased the long-term incentive opportunity for several executives as shown in the chart below to better reflect their responsibilities:

Long-Term Incentive Opportunity Estimated Grant Value (000’s)
	2009	2010
Jai P. Nagarkatti	$1,646	$2,441
Rakesh Sachdev	858	986
Kirk A. Richter	n/a	229
Franklin D. Wicks	522	663
Gilles A. Cottier	472	663
David A. Smoller	n/a	663

The Committee believes that a combination of stock options and performance shares, which are contingent upon achieving long-term financial targets, aligns the interests of executives with those of shareholders through stock appreciation and appropriately considers the volatility of our stock price whose value may be driven by general forces in the market and other factors beyond our control.

Stock Options.  On February 16, 2010, eligible executives were awarded stock option grants with a ten-year life that vest in three equal increments on each grant date anniversary. The number of options granted was determined by dividing 50% of the target long-term incentive opportunity by the adjusted Black-Scholes value of our stock. For purposes of this calculation, the Committee selected an option life and volatility period of 7 years. This methodology resulted in a higher Black-Scholes value for each option and in granting fewer options to deliver an equivalent value as compared to prior years. Consistent with the provisions of the LTIP, the purchase price of stock options granted in 2010 was 100% of the fair market value of a share of the Company’s common stock on the date the option was granted determined by that day’s closing price of our common stock. The Committee has a policy whereby options are granted at 100% of the fair market value of the Company’s common stock on the close of trading on the first day of the designated “window” which follows a public release of earnings to our investors. By setting the option price within the open trading window period, the Committee believes it will enhance transparency and reduce the potential for stock option pricing to unduly affect compensation. The expense related to 2010 option grants to our named executive officers, excluding assumed forfeitures, is listed in the Summary Compensation Table on page 34 and the grants of options are listed in the Grants of Plan-Based Awards table on page 36.

Performance Shares. Our LTIP provides for awards of performance shares to motivate and reward the achievement of our financial targets over a three-year period. A new three-year performance period is launched each year, and performance periods including 2010 began in 2008, 2009 and 2010. The Committee has established financial performance measures and targets for each three-year performance period with each metric weighted 50% including: (1) average annual growth in sales of 10% for 2008, 7.8% for 2009 and 10% for 2010; and (2) average return on equity of 20%.

•	Average sales growth is defined as the three-year average of year-over-year percentage changes in net sales (currency adjusted) inclusive of acquisitions or divestitures.

•	Return on equity is defined as reported net income divided by a 13-month average of total stockholders’ equity. There are no adjustments to net income or stockholders’ equity for this calculation.

The sales growth and return on equity measures were selected by the Committee and are expected to provide a balance between growth and operational measures consistent with our strategic goals. Performance share vesting is determined by formula without management or Committee discretion. At the end of the performance period, any award earned is delivered 50% in shares of Company common stock and 50% in cash. Participants must be employees at the end of the performance period to receive a payout except in the event of death, disability or retirement in which case a prorated award may be made. The target performance share value related to 2010 grants to named executive officers is listed in the Summary Compensation Table on page 34.

On February 8, 2010 executives including our named executive officers were granted performance shares for the three-year period January 1, 2010 through December 31, 2012. The number and value of performance shares for the three-year performance period 2010 through 2012 are listed in the Grants of Plan-Based Awards table on page 36.

The most recent payout of performance shares, based on Company sales growth and return on equity performance for the three-year period beginning January 1, 2008 and ended December 31, 2010 occurred in March 2011 at 75% of the potential target:

2008 Performance Share Payout (for the 2008 – 2010 Performance Period)

Measure	Financial Results	Performance as % of Target

Sales Growth	4.1%	0%
Return on Equity	22.4%	150%
Total		75%

The threshold goal for sales growth for the three-year period was not achieved resulting in no award for that metric. The maximum goal for the return on equity goal was exceeded resulting in a 150% award for that metric. The combined achievement for both performance metrics resulted in an award of 75% (50% times 0% plus 50% times 150%) of the target performance shares granted to participants. Actual goals are not disclosed due to their competitive nature. The Committee believes that attainment of the goals is a significant challenge. The Committee does not apply discretion in determining the award.

Subsequent to 2010 year-end, compensation decisions effective as of January 1, 2011 were made for Messrs. Sachdev and Richter in consideration of their significantly expanded new roles. In consideration of his appointment to the role of President and CEO, Mr. Sachdev’s base salary was increased to $700,000, his annual cash bonus opportunity at target was increased to 100% of his base salary, and his long-term incentive opportunity was increased to $2,100,000. Further details of Mr. Sachdev’s employment agreement are found on page 43. In consideration of his additional assignment as Interim CFO, Mr. Richter’s base salary was increased to $290,000, his annual cash bonus opportunity at target was increased to 60% of his base salary and his long-term incentive opportunity was increased to $300,000. The Committee made these decisions in consideration of the significant increase in responsibility, past and expected future performance and reference to the comparator group data as described earlier.

Company Sponsored Benefit Plans

We provide our named executive officers with essentially the same company-sponsored health, welfare and retirement benefits as all other employees, including life, health and disability insurance benefits, a qualified savings plan and a defined benefit pension plan.

Welfare Benefits:  Because of salary limits on our basic disability insurance benefit, certain highly compensated employees, including our named executive officers, participate in a Company-paid supplemental long-term disability benefit that provides base salary income replacement of 66-2/3% to a maximum monthly benefit of $21,000 when disabled. A catastrophic benefit could provide an additional base salary income replacement of 33-1/3% to a maximum of $8,000 per month. Long-term disability benefits are payable to age 67. Our executives also have increased coverage under our travel accident insurance plan, pursuant to an industry standard policy.

Retirement Plans: Our U.S. executives participate in our tax-qualified Retirement Security Value Plan, or “pension plan,” and our 401(k) retirement savings plan. Base salary and annual cash bonus awards, but not long-term value delivered in shares or perquisites, are treated as eligible pay under the terms of these plans. Because we do not offer non-qualified “parity” plans for employees whose benefits are limited by the Internal Revenue Code, we do offer certain executives participation in our supplemental executive retirement plan, or “SERP” as described below. A detailed description of the terms of these plans and the benefits provided to named executive officers can be found beginning on page 38.

Non-Qualified Deferred Compensation Plan: We provide certain employees, including our named executive officers, the opportunity to defer the payment of up to 50% of their base salary and/or up to 100% of their annual cash bonus to supplement their retirement income or short-term savings and defer current pre-tax income on which they earn a tax-deferred market rate of return. Details of our 2005 Flexible Deferral Plan are described on page 40. The Company provides a match on a portion of the deferred amount only to the extent that it was not earned in the 401(k) retirement savings plan due to the Non-Qualified Deferred Compensation Plan deferral.

Supplemental Retirement Plan: Our SERP provides certain executives, including the named executive officers, with additional retirement savings to supplement those that would otherwise be available but for limits imposed by the Internal Revenue Code, including a limitation on eligible compensation in a qualified savings plan of $245,000 for 2010. The Committee, after a review of retirement benefits of the comparator group companies supplied by its independent consultant, established the overall target for retirement benefits at approximately 37.5% of final base salary for an executive with 30 years of service, which equals about 1.25% of final base salary per year of service. We consider Company contributions to the combined Company retirement plans and social security in meeting this target.

We maintain a bookkeeping account for participants reflecting annual credits of 6% of base salary. In addition to a SERP contribution of 6% of base salary, the Committee, using the approach described above, identified a gap in the projected retirement earnings for Dr. Nagarkatti and prior to his death, authorized an additional payment for 2010 of $170,000 which, at the direction of the Committee, was paid after his death to his beneficiary. The Committee also approved special credits to the SERP accounts of Messrs. Sachdev and Cottier and Drs. Wicks and Smoller of $7,500 to enable the account of each officer to approach the target contribution of 1.25% of final base salary per year of service.

Participants in the plan, including the named executive officers, choose the investment options to be used to determine the earnings to be credited to their account from a list of mutual funds that coincide with the investment options within our Flexible Deferral Plan. Details of the SERP, including contributions and earnings for our named executive officers, are listed in the table on page 42.

Limited Perquisites: We provided a leased automobile and paid vehicle-operating expenses to Dr. Nagarkatti and paid an automobile allowance to certain other executives including the named executive officers. The annual benefit for these vehicles in 2010 was less than $6,000 for Dr. Nagarkatti and $18,000 for each named executive officer receiving this benefit. We do not provide any other perquisites to our executives. We do not own or lease airplanes; therefore, all business travel is conducted using commercial carriers. In line with our pay for performance philosophy we do not provide financial planning, club memberships or other common executive perquisites. The value of the provided automobile or auto allowance is included in the All Other Compensation table on page 35.

Change in Control Agreements: As described starting on page 43, we have entered into Change in Control (CIC) Agreements with each of our named executive officers. The CIC Agreements contain severance provisions subject to a double-trigger provision that requires both a change in control and the termination of the executive’s employment within two years of the change in control of the Company. In 2010 after review by the Corporate Governance Committee, the Committee amended the Company’s CIC Agreement to conform the Agreement with legal requirements and other Company policies. Changes included amending the definition of change in control, broadening and clarifying the confidentiality and non-compete provisions, providing that the Company may seek injunctive relief as part of the dispute resolution process, and clarifying the director and officer insurance and indemnification obligations of the Company. Severance or other benefits provided to the executive were not changed. In line with best practices our amended CIC Agreements:

•	do not provide severance benefits without involuntary job loss or substantial diminution of duties;

•	do not provide severance benefits in excess of three times base salary and annual cash target bonus;

•	do not provide for a tax gross-up; and

•	do not provide extended welfare or retirement benefits.

Each year the Committee reviews the terms of the agreements, as well as the list of executives eligible for the agreements. We believe these agreements serve the best interests of our Company and our shareholders because they enable us to retain our executives by allowing them to exercise business judgment without fear of losing their jobs as a result of a change in control. The Committee believes from its experience and the advice of its independent consultant that such arrangements are competitive, reasonable and necessary to attract and retain key executives. These agreements do not materially affect the Committee’s annual compensation determinations, as they only restrict the Committee’s ability to reduce base salary after a CIC.

Acceleration of Vesting of Equity-Based Awards.  Under our LTIP, all grants of stock options and performance shares vest upon a change in control of the Company. In the event of a change in control, the Committee believes it is appropriate to vest outstanding stock options and performance share grants to attract and retain key executives and to provide sufficient inducement to management to support a change in control when the Board of Directors determines it is in the best interest of shareholders. A definition of change in control is included in the discussion of employment agreements beginning on page 43.

In addition, certain acceleration occurs in the event of retirement (defined as age 65 or at least age 55 with 7 years of service), death, disability or involuntary termination without cause. Those provisions are described more fully starting on page 44.

Share Ownership Policy

To ensure strong linkage between the interests of our management team and those of our shareholders, we have a Management Share Ownership Policy. Under the policy, members of our global management team, including our named executive officers, are required to hold shares of our common stock with a market value equal to an established multiple of their base salary. Only shares directly or beneficially owned and the value of 401(k) plan balances invested in Company stock can be used to satisfy holding requirements. Performance shares granted but not awarded, unvested restricted stock, unvested stock options, and stock options vested but not exercised do not count toward satisfying the holding requirement. Holding requirements include:

•	President and CEO – three times base salary;
•	Business unit presidents, General Counsel and CFO – two times base salary;
•	Other corporate officers and regional business officers – one times base salary;
•	Vice presidents, key country and unit managers – one half of base salary; and
•	Other members of the management team – one fourth of base salary.

Before 2006, U.S. and international executives were required to achieve their investment level within three or five years, respectively. In 2006, the Committee extended the period to five years for all new executives hired or promoted to a level requiring a higher ownership requirement. At December 31, 2010, all named executive officers met their current share holding obligations given their respective tenure with the Company.

Prohibition on Derivative Trading. We have a policy barring our executives from trading in market options or other speculative activity related to shares of our Company’s common stock other than options awarded under the LTIP or predecessor option plans.

Tax and Accounting Implications

Deductibility of Executive Compensation.  As part of its role, the Committee annually reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation in excess of $1 million that is paid to certain key executives. Our policy is generally to structure compensation so that executive compensation is tax deductible. In certain cases, the Committee may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity for creating and improving shareholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.

Conclusion

We believe that our executive compensation policies, especially pay for performance, and their administration are appropriate and effectively align the interests of management with our shareholders. The elements of compensation are designed to work together in a balanced manner to attract, retain and motivate executives to achieve financial and operational results consistent with our strategic plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE

D. Dean Spatz, Chairman

Steven M. Paul

J. Pedro Reinhard

Barrett A. Toan

INFORMATION CONCERNING EXECUTIVE COMPENSATION

The following table presents details of compensation information previously discussed within the Compensation Discussion & Analysis for the Principal Executive Officer, the Principal Financial Officer and the three other most highly compensated executive officers, based on total compensation in 2010, 2009 and 2008.

SUMMARY COMPENSATION TABLE
	Year	Salary	Bonus			Stock Awards (5)		Option Awards (6)		Non-equity Incentive Plan Comp. (7)	Change in Pension Value and Nonqualified Deferred Comp. Earnings (8)	All Other Comp. (9)	Total
Jai P. Nagarkatti President, CEO, Chairman (1)	2010 2009 2008	$809,711 750,000 750,000	$	- - -		$1,397,633 967,000 1,144,800		$1,043,735 678,750 1,098,000		$1,052,700 384,000 356,625	$79,650 214,864 79,672	$230,177 202,168 196,171	$4,613,606 3,196,782 3,625,268
Rakesh Sachdev President, CEO (2)	2010 2009 2008	488,846 475,000 59,375		250,000 250,000 -	(4) (4)	564,700 508,642 499,975	(4)	421,686 348,878 499,994	(4)	443,352 197,600 -	7,978 6,492 932	99,253 130,678 2,077	2,275,815 1,917,290 1,062,352
Kirk A. Richter Vice President, Treasurer and Interim Chief Financial Officer (3)	2010 2009 2008	239,615 n/a n/a		- n/a n/a		129,881 n/a n/a		98,640 n/a n/a		133,632 n/a n/a	79,950 n/a n/a	40,464 n/a n/a	722,182 n/a n/a
Franklin D. Wicks President , Research (10)	2010 2009 2008	359,231 350,000 350,000		- - -		367,055 355,856 286,200		295,920 166,520 269,376		283,608 137,130 122,045	75,394 207,932 45,489	53,566 57,381 44,774	1,434,774 1,274,819 1,117,884
Gilles A. Cottier President, SAFC	2010 2009 2008	309,231 300,000 300,000		- - -		367,055 305,572 286,200		295,920 166,520 293,524		292,950 122,400 104,610	26,748 23,529 15,219	52,920 53,878 41,191	1,344,824 971,899 1,040,744
David A. Smoller Chief Scientific Officer (10)	2010 2009 2008	297,692 n/a n/a		- n/a n/a		367,055 n/a n/a		295,920 n/a n/a		190,080 n/a n/a	13,929 n/a n/a	51,120 n/a n/a	1,215,796 n/a n/a

(1)	Dr. Nagarkatti served as President, CEO & Chairman until his death on November 13, 2010.
(2)	Mr. Sachdev served as Chief Financial Officer, Chief Administrative Officer and Senior Vice President of the International business until he was appointed President & CEO effective November 14, 2010.
(3)	Mr. Richter served as Vice President and Treasurer until he was named to the additional position of Interim Chief Financial Officer on November 15, 2010.
(4)

Mr. Sachdev joined the Company on November 17, 2008. Pursuant to his employment offer, in order to offset the loss of equity compensation forfeited from his prior employer, Mr. Sachdev received cash payments in the amount of $250,000 on each of the first and second anniversaries of his employment and was granted stock awards with a value of $499,975 and option awards with a value of $499,994 vesting over three years.

(5)

Amounts listed represent the value of performance awards as of the grant date in each year, based on the targeted value (100%). Pursuant to the terms of the LTIP, Dr. Nagarkatti’s performance awards granted in 2008, 2009 and 2010 were prorated based upon his service during each performance period and paid to his beneficiary in December 2010 at 100% of the target value. For all others the maximum value achievable is 150% of the targeted value. The performance awards at the maximum value achievable for Mr. Sachdev are $847,050, $762,963, $749,963 for 2010, 2009, 2008, respectively. The performance award at the maximum value achievable for Mr. Richter is $194,822 for 2010. The performance awards at the maximum value achievable for Dr. Wicks are $550,583, $533,784, $429,300 for 2010, 2009, 2008, respectively. The performance awards at the maximum value achievable for Mr. Cottier are $550,583, $458,358, $429,300 for 2010, 2009, 2008, respectively. The performance awards at the maximum value achievable for Dr. Smoller is $550,583 for 2010. Assumptions used in the calculation of these targeted amounts are included in Note

12 “Common Stock” to our consolidated financial statements for 2010 included in Item 8 of Part II of Form 10-K filed with the SEC on February 9, 2011. The performance shares were granted pursuant to our LTIP. Dividends are not paid on these performance shares. The ultimate number of shares awarded pursuant to these grants will depend upon our performance over the three-year periods ending December 31, 2010, 2011, 2012. Shares will be awarded in 2011, 2012, 2013 after the results for the performance periods have been determined.

(6)

Represents the value of option awards at grant date, based on the assumptions used in calculating the value of an option in Accounting Standards Codification 718 “Stock Compensation” (ASC 718). Assumptions used in the calculation of these amounts are included in Note 12 “Common Stock” to our consolidated financial statements for 2010 included in Item 8 of Part II of Form 10-K filed with the SEC on February 9, 2011.

(7)

This column represents annual cash bonus awards paid under Sigma-Aldrich Corporation Cash Bonus Plan. Amounts are earned and accrued during the fiscal years indicated and are paid subsequent to the end of the fiscal year pursuant to our cash bonus plan, discussed under the caption “Compensation Discussion & Analysis” of the 2011 Proxy Statement. The amount shown for Dr. Nagarkatti was based on actual results of the Company in 2010, pro-rated by 11/12ths based on his service during the performance period.

(8)

Amounts represent the change in the present value of accrued benefits under our defined benefit pension plan, discussed under the caption “Retirement Security Value Plan (Pension Plan)” of the 2011 Proxy Statement from December 31, 2009 to December 31, 2010. Effective with the 2008 calendar year, the Company was required to change the plan’s measurement date used for financial reporting purposes from November 30 to December 31. The change in pension values shown for 2008 is the change for the calendar year, rather than for the thirteen months elapsed since the previous plan measurement date. There are no above-market or preferential investment earnings on nonqualified deferred compensation arrangements for any of our named executive officers or any other employees.

(9)	Components of this column are described within the “All Other Compensation” table of the 2011 Proxy Statement below.
(10)

On February 16, 2011, the Company announced organizational changes whereby Dr. Wicks was promoted to President of our Research business unit, and Dr. Smoller was promoted to Chief Scientific Officer. Prior to their promotions, Dr. Wicks had been Managing Director, U.S. & Canada and President, Research Essentials & Specialties; and Dr. Smoller had been President of Research Biotech.

The components of all other compensation for 2010 are as follows:

ALL OTHER COMPENSATION
Name	Year	401(k) Retirement Savings Plan	Supplemental Retirement Plan	Relocation Payments	Personal Use Of Company Vehicle / Car Allowance	Total
Jai P. Nagarkatti	2010	$9,420	$215,000	$-	$5,757	$230,177
Rakesh Sachdev	2010	9,420	36,000	35,833	18,000	99,253
Kirk A. Richter	2010	8,364	14,100	-	18,000	40,464
Franklin D. Wicks	2010	7,066	28,500	-	18,000	53,566
Gilles A. Cottier	2010	9,420	25,500	-	18,000	52,920
David A. Smoller	2010	9,420	23,700	-	18,000	51,120

The following table sets forth information previously discussed within the Compensation Discussion & Analysis related to plan-based awards under the Cash Bonus Plan and the 2003 LTIP granted to the named executive officers during 2010:

GRANTS OF PLAN-BASED AWARDS
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date for Equity- Based Awards	Approval Date for Equity- Based Awards	Threshold	Target	Maximum	Threshold		Target		Maximum		Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards (4)		Grant Date Fair Value of Stock And Option Awards
Jai P. Nagarkatti (5)	- 2/16/10 4/15/10	- 2/16/10 2/08/10	$378,125 - -	$756,250 - -	$1,361,25 - -	$	- - 12,375	$	- - 24,750	$	- - 37,125	- 84,650 -	$	- 48.61 -	$	- 1,043,735 1,397,633	(6) (7)
Rakesh Sachdev	- 2/16/10 4/15/10	- 2/16/10 2/08/10	159,250 - -	318,500 - -	573,300 - -		- - 5,000		- - 10,000		- - 15,000	- 34,200 -		- 48.61 -		- 421,686 564,700	(6) (7)
Kirk A. Richter	- 2/16/10 4/15/10	- 2/16/10 2/08/10	48,000 - -	96,000 - -	172,800 - -		- - 1,150		- - 2,300		- - 3,450	- 8,000 -		- 48.61 -		- 98,640 129,881	(6) (7)
Franklin D. Wicks	- 2/16/10 4/15/10	- 2/16/10 2/08/10	108,000 - -	216,000 - -	388,800 - -		- - 3,250		- - 6,500		- - 9,750	- 24,000 -		- 48.61 -		- 295,920 367,055	(6) (7)
Gilles A. Cottier	- 2/16/10 4/15/10	- 2/16/10 2/08/10	93,000 - -	186,000 - -	334,800 - -		- - 3,250		- - 6,500		- - 9,750	- 24,000 -		- 48.61 -		- 295,920 367,055	(6) (7)
David A. Smoller	- 2/16/10 4/15/10	- 2/16/10 2/08/10	90,000 - -	180,000 - -	324,000 - -		- - 3,250		- - 6,500		- - 9,750	- 24,000 -		- 48.61 -		- 295,920 367,055	(6) (7)

(1)

Amounts shown represent the threshold, target and maximum payouts under their cash bonus plan for 2010. The threshold payout is 50%, and the maximum payout is 180% of the target amount. The actual payouts for 2010 can be found in our Compensation Discussion & Analysis beginning on page 19 and in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)

Amounts shown in the “Target” column are the number of performance share awards granted in 2010 to be paid in February 2013 for performance in 2010-2012 pursuant to our LTIP. The threshold payout is 50%, and the maximum payout is 150% of the target amount. For additional information, please see the discussion of Performance Shares on page 29.

(3)

Options are granted pursuant to our LTIP and vest at the rate of 33.3% per year, immediately upon a “Change in Control” or upon termination of employment by reason of death, disability or retirement. “Change in Control” is defined generally in the same manner as “Change in Control” in Change in Control Agreements with Named Executive Officers on page 43.

(4)	Exercise price is the closing market price per share on the grant date.
(5)	Dr. Nagarkatti’s performance share awards were paid out at the target value in December 2010, pro-rated for service during the performance period.
(6)

Represents the value of options granted pursuant to our LTIP as calculated pursuant to the provisions of Financial Accounting Standards Board ASC Topic 718 Compensation-Stock Compensation, using the Black-Scholes value at grant date of $12.33.

(7)

Represents the value of performance share awards granted pursuant to our LTIP based on the targeted value (100%). Value at the grant date is based on closing market price per share of Company stock as of April 15, 2010 of $56.47. Value is determined in accordance with Financial Accounting Standards Board ASC Topic 718 Compensation - Stock Compensation.

The following table presents the number of unexercised options, the number and market value of unvested restricted stock awards and the number and payout value of outstanding and unearned performance shares and restricted stock awards held by each named executive officer at December 31, 2010:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1) (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)
Jai P. Nagarkatti (6)	36,600	-	-	$28.66	11/13/2011	-	$-	-	$-
	35,000	-	-	28.83	11/13/2011	-	-	-	-
	50,000	-	-	34.03	11/13/2011	-	-	-	-
	75,000	-	-	52.76	11/13/2011	-	-	-	-
	84,650	-	-	48.61	11/13/2011	-	-	-	-
Rakesh Sachdev	25,700	12,850	-	39.58	11/17/2018	4,211	280,284	-	-
	12,850	25,700	-	37.56	2/17/2019	-	-	-	-
	-	34,200	-	48.61	2/16/2020	-	-	-	-
	-	-	-	-	-	-	-	13,150	875,264
	-	-	-	-	-	-	-	10,000	665,600
Kirk A. Richter	20,000	-	-	25.32	5/7/2012	-	-	-	-
	15,000	-	-	25.86	5/6/2013	-	-	-	-
	15,000	-	-	28.66	5/4/2014	-	-	-	-
	7,500	-	-	28.83	7/8/2015	-	-	-	-
	7,500	-	-	34.03	5/1/2016	-	-	-	-
	7,500	-	-	41.62	2/16/2017	-	-	-	-
	4,333	2,167	-	52.76	2/15/2018	-	-	-	-
	2,166	4,334	-	37.56	2/17/2019	-	-	-	-
	-	8,000	-	48.61	2/16/2020	-	-	-	-
	-	-	-	-	-	-	-	2,600	173,056
	-	-	-	-	-	-	-	2,300	153,088
Franklin D. Wicks	20,000	-	-	28.83	7/8/2015	-	-	-	-
	20,000	-	-	34.03	5/1/2016	-	-	-	-
	20,000	-	-	41.62	2/16/2017	-	-	-	-
	12,267	6,133	-	52.76	2/15/2018	-	-	-	-
	6,133	12,267	-	37.56	2/17/2019	-	-	-	-
	-	24,000	-	48.61	2/16/2020	-	-	-	-
	-	-	-	-	-	-	-	9,200	612,352
	-	-	-	-	-	-	-	6,500	432,640
Gilles A. Cottier	15,000	-	-	25.86	5/6/2013	-	-	-	-
	15,000	-	-	28.66	5/4/2014	-	-	-	-
	20,000	-	-	28.83	7/8/2015	-	-	-	-
	20,000	-	-	34.03	5/1/2016	-	-	-	-
	20,000	-	-	41.62	2/16/2017	-	-	-	-
	12,267	6,133	-	52.76	2/15/2018	-	-	-	-
	1,333	667	-	61.71	8/11/2018	-	-	-	-
	6,133	12,267	-	37.56	2/17/2019	-	-	-	-
	-	24,000	-	48.61	2/16/2020	-	-	-	-
	-	-	-	-	-	-	-	7,900	525,824
	-	-	-	-	-	-	-	6,500	432,640
David A. Smoller	7,500	-	-	28.83	7/8/2015	-	-	-	-
	7,500	-	-	34.03	5/1/2016	-	-	-	-
	7,500	-	-	41.62	2/16/2017	-	-	-	-
	12,267	6,133	-	52.76	2/15/2018	-	-	-	-
	6,133	12,267	-	37.56	2/17/2019	-	-	-	-
	-	24,000	-	48.61	2/16/2020	-	-	-	-
	-	-	-	-	-	-	-	7,900	525,824
	-	-	-	-	-	-	-	6,500	432,640

(1)

Options with an expiration date after 2014 vest at the rate of 33.3% per year, beginning with the first anniversary of the grant date, immediately upon a “Change in Control” or upon termination of employment by reason of death, disability or retirement. “Change in Control” is defined generally in the same manner as “Change in Control” in Change in Control Agreements with Named Executive Officers on page 43. Options with an expiration date of 2014 and prior vested ratably over a one to five year period.

(2)

The option awards for Dr. Nagarkatti were completely vested as of December 31, 2010 due to his death. The option awards for Mr. Sachdev will vest as follows: 12,850 on November 17, 2011; 12,850 on February 17, 2011 and 2012; 11,400 on February 16, 2011, 2012 and 2013, respectively. The option awards for Mr. Richter will vest as follows: 2,167 on February 15, 2011; 2,167 on February 17, 2011 and 2012; 2,666 on February 16, 2011 and 2,667 on February 16, 2012 and 2013. The option awards for Dr. Wicks will vest as follows: 6,133 on February 15, 2011; 6,133 and 6,134 on February 17, 2011 and 2012, respectively; 8,000 on February 16, 2011, 2012 and 2013. The option awards for Mr. Cottier will vest as follows: 6,133 on February 15, 2011; 667 on August 11, 2011; 6,134 and 6,133 on February 17, 2011 and 2012, respectively; 8,000 on February 16, 2011, 2012 and 2013. The option awards for Dr. Smoller will vest as follows: 6,133 on February 15, 2011; 6,134 and 6,133 on February 17, 2011 and 2012, respectively; 8,000 on February 16, 2011, 2012 and 2013.

(3)	The restricted stock grant for Mr. Sachdev will vest on November 17, 2011.
(4)	Calculated as the closing market price per share of our common stock on December 31, 2010 of $66.56.
(5)

Dr. Nagarkatti’s performance share awards totaling 42,979 were paid to his beneficiary in December 2010. The performance share awards for Mr. Sachdev will vest as follows: 13,150 on December 31, 2011 and 10,000 on December 31, 2012. The performance share awards for Mr. Richter will vest as follows: 2,600 on December 31, 2011 and 2,300 on December 31, 2012. The performance share awards for Dr. Wicks will vest as follows: 9,200 on December 31, 2011 and 6,500 on December 31, 2012. The performance share awards for Mr. Cottier and Dr. Smoller will vest as follows: 7,900 on December 31, 2011 and 6,500 on December 31, 2012.

(6)	Options shown for Dr. Nagarkatti were transferred to his beneficiary upon his death.

The following table presents stock options exercised by, and stock awards vesting for, our named executive officers during 2010:

OPTION EXERCISES AND STOCK VESTED FOR 2010
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Jai P. Nagarkatti (3)	303,400	$10,016,804	42,979	$2,773,446
Rakesh Sachdev	-	-	4,211	263,566
Kirk A. Richter	24,000	834,000	1,350	89,856
Franklin D. Wicks	52,200	1,730,324	3,750	249,600
Gilles A. Cottier	15,000	575,513	3,750	249,600
David A. Smoller	22,256	571,168	3,750	249,600

(1)	Calculated as the actual aggregate proceeds realized from sales of stock net of aggregate exercise price per share.
(2)	Calculated as the proceeds realized for Dr. Nagarkatti and Mr. Sachdev and using the aggregate closing market price per share of our common stock on December 31, 2010 of $66.56 for the other officers.
(3)

Dr. Nagarkatti’s stock options were transferred to his beneficiary upon his death. His performance share awards granted in 2008, 2009 and 2010 were pro-rated based upon his service during each performance period and paid to his beneficiary in December 2010 at 100% of the target value.

Retirement Security Value Plan (Pension Plan)

Our Retirement Security Value Plan (the “Plan”) is a tax-qualified, non-contributory cash balance pension plan that provides all eligible employees, including our named executive officers, with a retirement benefit based upon a formula. The Plan provides an annual addition to each participant’s account, ranging from 2% to 5% of eligible pay, depending on years of service, plus interest on the account balance. Eligible pay includes base salary, commissions, bonuses, overtime pay, cash distributions from the LTIP and any elective deferrals under a non-qualified deferred compensation plan, but not in excess of the maximum compensation limit defined by Internal Revenue Code Section 401(a)(17). This IRS limit was $245,000 in compensation for 2010. The interest rate used to determine the annual interest credit is a rate equivalent to one-year treasury yields, with a minimum interest credit rate of 4.25%.

For participants in the Plan when it was converted to a cash balance plan on December 31, 1995, an additional special credit calculation is made to add the difference in value (if any) between the cash balance account and the present value of the grandfathered benefit pursuant to the prior pension formula. The grandfathered benefit provides 105% of the accrued benefit under the pension plan as of December 31, 1995 plus 0.9% of average compensation earned after December 31, 1995, plus 0.6% of average compensation in excess of covered compensation earned after December 31, 1995. Covered compensation is the average of the social security taxable wage base in effect for each calendar year during the 35 years ending with the calendar year in which an employee attains his or her social security retirement age. The present value of the grandfathered benefit is determined using 40% of the 30-year treasury yield and 60% of the Pension Protection Act segment rates prescribed by the IRS for minimum lump sum distributions and the 2010 combined static-Pension Protection Act funding mortality prescribed by the IRS for minimum lump sum distributions.

The total 2010 credits to the cash balance account for each named executive officer are as follows:

Name	Amount

Jai P. Nagarkatti	$53,003
Rakesh Sachdev	8,030
Kirk A. Richter	62,880
Franklin D. Wicks	45,744
Gilles A. Cottier	22,711
David A. Smoller	11,394

Normal retirement eligibility is the attainment of age 65 with at least five years of credited service. A maximum of 35 years of service are creditable under the plan. Participants are eligible for early retirement on or after both attaining age 55 and completing seven years of credited service. Benefits are reduced 0.5% for each full month that commencement of retirement benefits precedes the normal retirement date for those participants eligible for the grandfathered benefit calculation. Other early retirees receive their account balance at their retirement date. Dr. Wicks and Mr. Richter were eligible for early retirement at December 31, 2010.

Plan benefits are fully vested after three years of completed service. All of the named executive officers, with the exception of Mr. Sachdev, were fully vested at December 31, 2010. Vested participants are entitled to the cash balance upon termination of employment. The difference between the present value of the accrued benefit at the retirement age of 65 and the cash balance is provided in the tables beginning on page 46 describing potential payments upon termination.

The normal form of benefits, pursuant to the Plan, is a life annuity for unmarried participants and a qualified joint and survivor annuity for married participants. Optional forms of payment include three joint and survivor options and a lump sum.

The following table presents the number of years of credited service that each of the named executive officers has under the Plan and the present value of accumulated benefits earned by each as of the December 31, 2010 Plan measurement date. The assumptions used to determine the present value of accrued benefits are consistent with those described in Note 14 “Pension and Other Post-Retirement Benefit Plans” to our consolidated financial statements for 2010 included in our Annual Report on Form 10-K filed with the SEC on February 9, 2011, with the exception that the named executive officer is assumed to retire at age 65.

PENSION BENEFITS TABLE
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Jai P. Nagarkatti	RSVP	34	$923,593	$-
Rakesh Sachdev	RSVP	2	15,402	-
Kirk A. Richter	RSVP	32	1,086,031	-
Franklin D. Wicks	RSVP	28	633,856	-
Gilles A. Cottier (1)	RSVP	6	96,762	-
David A. Smoller	RSVP	6	47,425	-

(1)	Mr. Cottier has twenty-four years of service with the Company but has been a participant of the RSVP pension plan for just six years.

Nonqualified Deferred Compensation

Flexible Deferral Plan.  Our flexible deferral plan provides eligible employees in the U.S. the opportunity to defer compensation until retirement or some other specific date. The plan is available to employees in the U.S. selected by the Company, in its discretion, to participate in the plan, provided that all chosen employees shall be members of a select group of management or highly compensated employees. Employees who elect to participate in the plan may defer up to 50% of their annual base salary and up to 100% of their cash bonus.

An account maintained for each participant is credited with the participant’s deferrals and any income or loss from the investment proxies chosen by the participants from the same funds available in our 401(k) plan, with the exception of our common stock fund. Participants in the Flexible Deferral Plan also have a Fixed Rate Option which guarantees a specific rate of return (5.75% for 2010). Participants have the option to have deferred amounts paid at retirement age, defined as age 55, and/or up to four designated times prior to retirement. If a participant terminates employment after attaining age 55, the employee is deemed to have retired and distributions are available, at the election of the participant, in a lump sum or up to fifteen annual installments. In service distributions prior to retirement are available as a lump sum or up to five annual installments. If a participant terminates employment prior to attaining age 55 for any reason, including death or disability, an amount equal to the balance in the participant’s deferred compensation account is paid in a lump sum. Assets funding our obligations to the participants of this plan are set aside in a trust for the exclusive purpose of paying benefits to plan participants and their beneficiaries. These obligations are not secured in the event of our insolvency. Each of our named executive officers participates in this plan.

The table below shows the investment fund alternatives available in the Flexible Deferral Plan and their rate of return for the year ended December 31, 2010.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Beacon Large Cap Value Institutional	14.56%	Fidelity Freedom 2040	14.62%
American Funds Fundamental Investors R5	14.36%	Fidelity Freedom 2045	14.72%
Columbia Alcorn International	22.70%	Fidelity Freedom 2050	14.90%
Fidelity Balanced K	13.92%	Fidelity Freedom Income	7.63%
Fidelity Contrafund K	17.09%	Fidelity Large Cap Value	Closed 3/18/10
Fidelity Diversified International K	9.85%	Fidelity Low Priced Stock K	20.87%
Fidelity Freedom 2000	7.86%	Fidelity Retirement Money Market	0.02%
Fidelity Freedom 2005	10.57%	Fidelity Small Cap Stock	22.96%
Fidelity Freedom 2010	11.65%	Fixed Rate Option	5.75%
Fidelity Freedom 2015	11.75%	Goldman Sachs Mid Cap Value Institutional	24.85%
Fidelity Freedom 2020	12.93%	Munder Mid Cap Core Growth Y	25.48%
Fidelity Freedom 2025	13.82%	PIMCO Total Return Institutional	8.86%
Fidelity Freedom 2030	14.04%	Spartan 500 Index	14.98%
Fidelity Freedom 2035	14.46%

Supplemental Retirement Plan.  Our SERP covers, among others, our named executive officers. We maintain a bookkeeping account reflecting annual credits of 6% of base salary, or more at the discretion of the Committee with respect to some or all participants. All participants in the SERP, including the named executive officers, choose the investment fund alternatives to be used to determine the earnings to be credited to their account from a list of mutual funds that coincides with the investment options within our Flexible Deferral Plan. Investment changes can be made at any time with the exception of the Fixed Rate Option which has an annual transfer period at which time funds can be moved into or out of that fund.

After five years of participation in the plan, which was effective in 2004, participants vest in 50% of the credits, including investment earnings (or losses) and, thereafter, vest at the rate of 10% annually until fully vested after 10 years. In the event of a participant’s termination by us (other than for cause) or by the participant for good reason within two years after a change in control that occurs while the participant is employed with us, or a termination on account of death, disability or retirement, the participant will fully vest immediately in any credits and earnings (or losses) as of the date of termination. For all other terminations, the participant will forfeit any unvested credits and earnings (or losses).

In November 2010, the Compensation Committee, prior to the unanticipated death of Dr. Nagarkatti, authorized an additional credit of $170,000 to the SERP account for Dr. Nagarkatti in order to reach the targeted retirement benefit of 37.5% of base salary upon retirement with 30 years of service. Additional credits of $7,500 were also authorized to be credited to the SERP accounts of Messrs. Sachdev and Cottier and Drs. Wicks and Smoller.

The following table presents certain information regarding contributions, earnings and balances under our Flexible Deferral Plan or “FDP” and “SERP”:

NONQUALIFIED DEFERRED COMPENSATION TABLE
Name	Plan Name	Executive Contributions In Last FY (1)	Company Contributions In Last FY (2)	Aggregate Earnings In Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance At Last FYE (3)
Jai P. Nagarkatti	FDP	$750,287	$-	$253,798	$5,305,668	$-
	SERP (4)	-	215,000	43,596	1,067,476	-
Rakesh Sachdev	FDP	172,127	-	16,663	-	239,571
	SERP	-	36,000	3,825	-	77,561
Kirk A. Richter	FDP	72,575		59,992	-	566,160
	SERP	-	14,100	11,939	-	115,945
Franklin D. Wicks	FDP	310,747		133,381	-	1,405,310
	SERP	-	28,500	26,837	-	247,074
Gilles A. Cottier	FDP	123,046	-	66,031	-	610,777
	SERP	-	25,500	17,642	-	161,864
David A. Smoller	FDP	-	-	26,474	-	486,888
	SERP	-	23,700	5,688	-	99,816

(1)	All Executive Contributions in 2010 are included in the Salary or Non-equity Incentive Plan Compensation column of the Summary Compensation Table on page 34
(2)	All Company Contributions are included within the All Other Compensation table on page 35.
(3)

Includes the following amounts for each of the named executive officers which have been reported as compensation to such named executive officer in the Summary Compensation Tables in previous years: Dr. Nagarkatti, $3,815,645; Mr. Sachdev, $49,327; Dr. Wicks, $804,707 and Mr. Cottier $419,873.

(4)	Includes $170,000 cash payment approved by the Committee after final distribution of Dr. Nagarkatti’s SERP account.

Employment Agreements

Employment Agreement with Dr. Nagarkatti.  We had an employment agreement effective January 1, 2006 with Dr. Nagarkatti for an initial term extending through December 31, 2008 with automatic one-year renewal each year unless 180 days prior notice is given. Under the agreement, Dr. Nagarkatti served as our Chairman of the Board of Directors, President and CEO. The agreement provided for:

•

a minimum base salary of $600,000, subject to annual review and which was adjusted on January 3, 2007 to $660,000, to $750,000 on January 3, 2008 and to $825,000 on February 1, 2010 in consideration of his continuing strong performance, effective leadership and comparator group comparison;

•

eligibility for annual performance bonuses under our annual cash bonus plan, with a target of 67% of his annual base salary for 2006 and 2007, a target of 75% of his annual base salary for 2008 and 2009; and a target of 100% of his annual base salary for 2010; and

•	participation in all retirement, disability, pension, savings, health, medical and dental insurances and other fringe benefits available to executives.

The agreement provided that upon Dr. Nagarkatti’s death, our obligations under the agreement terminate on the last day of the month in which he died. We paid to Dr. Nagarkatti’s estate all accrued and unpaid base salary. Other payments to Dr. Nagarkatti’s estate are detailed in the Summary Compensation table on page 34 and Potential Payments Upon Termination on Change in Control on page 46.

Employment Agreement with Mr. Sachdev.  On February 14, 2011, the Company entered into an employment agreement (the “Agreement”) with Mr. Sachdev, effective January 1, 2011 for a term extending through January 1, 2014. Under the Agreement, Mr. Sachdev will serve as the Chief Executive Officer of the Company. The Agreement provides:

•	a base salary of $700,000;

•	eligibility for annual performance bonuses under the Company’s annual cash bonus plan, with a target of 100% of his annual base salary;

•	participation in all retirement, disability, pension, savings, health, medical and dental insurances and other fringe benefits available to executives;

•

participation in the Company’s Long-Term Incentive Plan, with annual equity grants targeted to achieve a value equal to 300% of his base salary, in the form of stock options, performance shares, or other forms of equity, as determined by the Board of Directors, and, depending on performance, actual performance share payout may range from zero up to 150% of target; and

•

cash compensation, bonus and long-term incentive opportunity for 2012 and 2013 shall be reviewed and set annually, but the base salary shall not be reduced below $700,000 per year, and the bonus and long-term incentive opportunities shall not be reduced.

The agreement further provides that if the Company terminates Mr. Sachdev’s employment for “cause” (as defined in the Agreement) or Mr. Sachdev voluntarily terminates his employment without “good reason” (as defined in the Agreement) before the end of the employment period, Mr. Sachdev would receive his base salary through the date of termination but will not be entitled to any severance compensation or to any further base salary, bonus or benefits unless otherwise specified in a benefit program. If the Company involuntarily terminates Mr. Sachdev’s employment without “cause” or Mr. Sachdev terminates his employment for “good reason” before the end of the employment period, Mr. Sachdev would receive his base salary through the date of termination and, provided that he executes a release of claims, he would receive severance pay equal to 2.99 times his annual base salary. Such severance payments will be made in equal installments over a 36-month period payable on the dates on which the base salary would have otherwise been paid if his employment had continued. Mr. Sachdev shall not be entitled to such severance pay if he becomes entitled to any termination payments or other severance payments under the change of control agreement previously entered into between the Company and Mr. Sachdev. In the event that Mr. Sachdev is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, any such severance payments shall begin on the first payroll date that is more than six months following the date of separation from service, but only to the extent that such payments do not satisfy an exception to Code Section 409A.

Change in Control Agreements with Named Executive Officers.  Following a review of currently prevailing terms of change in control agreements offered to executives of public companies, the Compensation Committee approved the execution, effective December 30, 2008, of revised change in control agreements between the Company and the Named Executive Officers. The initial term of each agreement was from December 30, 2008 until December 31, 2009, and thereafter shall continue in effect for successive periods of one year unless either the Company or the executive gives written notice of intent to terminate the agreement at least six months prior to the expiration of the then current term. The agreements do not provide for any excise tax gross-up and provide that a breach by an executive of the non-disclosure or non-compete provisions would relieve the Company of its obligation to make, and require the executive to repay, certain termination payments. “Change in Control” is generally defined as:

•	Individuals who constitute the incumbent board (as defined) cease for any reason to constitute at least a majority of the Board;

•	More than 25% of the voting power or outstanding shares of capital stock of the Company is acquired or beneficially owned by any individual, entity or group, subject to certain exceptions;

•

Consummation of a reorganization, merger, share exchange or consolidation, unless in each case following such transaction, (i) shareholders of the Company immediately prior to the transaction beneficially own more than 50% of the outstanding shares and voting power of the resulting entity; (ii) no individual, entity or group beneficially owns more than 25% of the outstanding shares or voting power of the resulting entity; and (iii) at least a majority of the Directors of the Board of the surviving entity were members of the incumbent board that approved the transaction;

•	A sale or disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or

•	The shareholders of the Company approve a plan to liquidate or dissolve the Company, and the Company shall commence such liquidation or dissolution.

In the event of a change in control, all outstanding stock awards and incentive awards will immediately vest. The executive is entitled to receive a lump sum equal to the pro-rata portion of his target bonus and incentive compensation payable under the terms of the Company’s cash bonus plan and long-term incentive plan for his services and performance to the date of the change in control. In addition, if a change in control occurs and the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason, in each case within the six-month period prior to, or within the two-year period following the change in control, the executive shall receive a termination payment equal to 2.99 multiplied by the executive’s base salary plus target bonus. Change in control payments shall be reduced by any severance payments otherwise due under Company severance programs.

In connection with the termination payments described above, the executive agrees to protect the Company’s confidential information which was acquired in connection with or as a result of the executive’s services for the Company and not to compete against the Company during his employment with the Company and for a two-year period following termination of employment.

In November 2010, after review at several meetings and with input from the Corporate Governance Committee, the Compensation Committee amended the Company’s Change-in-Control Agreement to conform the Agreement with legal requirements and other Company policies. Changes included amending the definition of change in control, broadening and clarifying the confidentiality and non-compete provisions, providing that the Company may seek injunctive relief as part of the dispute resolution process, and clarifying the director and officer insurance and indemnification obligations of the Company.

Post-Employment Payments

Equity Awards.  Except as otherwise described below, if a participant’s employment with us terminates for any reason, the participant’s right to exercise any options that have been held less than 12 months from the date of grant, which we refer to as the “non-exercise period,” terminates. The following provisions apply upon termination of employment after the lapse of the non-exercise period (or as otherwise specified below):

Termination without cause or retirement.  The participant may exercise the unexercised portion of stock options at any time for twelve months after the date of termination in the case of termination of employment by us without cause. In the event of retirement, a participant may exercise the unexercised portion of stock options granted before January 1, 2006 at any time during the twelve months following the date of retirement, or for options granted on or after January 1, 2006 at any time for five years after the date of retirement. In the case of termination without cause, the participant may exercise an option to the extent that he or she could have exercised the option if the participant had remained employed during the twelve-month period. In the case of retirement, all options held by the participant vest immediately in full and may be exercised in whole or in part at any time during the applicable twelve month or five year periods, whether or not the non-exercise period has lapsed, but prior to the expiration of the option term.

“Cause” means the failure by a participant to perform his or her duties with us as a result of incompetence or willful neglect or the willful engaging in conduct which is injurious to us or an affiliate, monetarily or otherwise, as determined by our Compensation Committee in its sole discretion, including, without limitation, the existence of a conflict of interest or the commission of a crime, all as determined in good faith by our Board of Directors.

•

“Retirement” means the voluntary termination of employment after either attainment of age 65 or a retirement age specified in the provisions of a retirement plan maintained by us for our employees generally.

If the participant dies within the twelve month period in the case of termination of the participant’s employment by us without cause, or within the twelve month or five year period in the case of termination because of retirement of the participant, the option may be exercised at any time during the twelve months after the date of the death of the participant by his or her successor, in the case of termination without cause, to the extent he or she could have exercised the option if the participant had remained employed during the twelve month period, without regard to the requirement of exercise within twelve months after termination of employment; or in the case of retirement, to the extent of any or all of the options held by the participant, whether or not the non-exercise period has elapsed with respect to the options, without regard to the requirement of exercise within five years after termination of employment, but prior to the expiration of the option term.

Any unexercised portion will terminate immediately if and when the participant becomes an employee, agent or principal of one of our competitors, or of any affiliate, without our consent.

•

Termination due to death or disability.   If employment is terminated because of death or disability while in our employ, options granted before January 1, 2006 may be exercised by the participant or by his or her personal representative at any time during the twelve-month period after the date of death or disability, whether or not the non-exercise period has elapsed. The exercise period is extended to five years for options issued after January 1, 2006 under the plan, unless otherwise provided by the Committee or an applicable agreement; each stock option agreement continues to limit the exercise period to the twelve-month period after the date of death or disability. However, in no event may a participant exercise an option after its specified term expires.

•

“Disability” means that the participant is permanently and totally disabled as provided in Section 422(c)(6) of the Internal Revenue Code, which ascribes disability to a person when he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. All determinations as to the date and extent of disability of any participant will be made by our Compensation Committee upon the basis of such evidence, as it deems necessary or desirable.

If a participant dies within the exercise period following disability, the option may be exercised at any time during the period of twelve months after the date of death or before the expiration of the option term, whichever comes first, by a legal representative of the participant.

•

Termination for cause or voluntary termination.  If an employee is terminated by us for cause or voluntarily terminates employment with us for any reason other than retirement, any unexercised portion of any stock option granted to the employee will terminate with his or her termination of employment.

Performance Shares.  If a participant’s employment with us terminates during a performance period because of retirement, the participant will be entitled to receive a number of performance shares (or payment therefore) at the end of the performance period based upon the extent to which achievement of performance targets was satisfied at the end of the period (as determined at the end of the performance period) and prorated for the portion of the performance period during which the participant was employed by us. If a participant’s employment with us or any affiliate terminates during a performance period because of death or disability, the participant will be entitled to receive a number of performance shares, or payment thereof, in the month following such separation from service as though achievement of one hundred percent of performance targets was satisfied at the end of such period and prorated for the portion of performance period during which the participant was employed by us or any affiliate. Except as provided above, if a participant’s employment terminates with us during a performance period, then the participant will not be entitled to any payment with respect to that performance period.

Severance Payments

Our employment agreements with Drs. Nagarkatti, Wicks and Smoller and Messrs. Sachdev, Richter and Cottier provide for severance compensation under various circumstances, as described above.

Potential Payments Upon Termination or Change in Control

Except as presented below for Dr. Nagarkatti, who passed away during 2010, the following tables reflect the amount of compensation payable to each of our named executive officers upon death, disability, retirement, voluntary termination, involuntary termination without and with cause and termination following a change in control. The definitions of such terms are contained in the descriptions of such benefits under the captions “Stock Options” and “Performance Shares”. Except for Dr. Nagarkatti, the amounts shown assume that such termination was effective as of December 31, 2010. The actual amounts to be paid out can only be determined at the time of such executive’s separation from our Company. (Footnotes follow the last table on page 48.)

Jai P. Nagarkatti	Accelerated Equity (1)	Severance	Retirement Benefits (2)	Health (3)	Perquisites	Total Payments
Death	$5,709,542	-	$1,177	-	-	$5,710,719

Rakesh Sachdev	Accelerated Equity (1)	Severance (4)	Retirement Benefits (2)	Health (3)	Perquisites	Total Payments
Death	$2,791,543	-	n/a	-	-	$2,791,543
Disability	2,791,543	-	n/a	-	-	2,791,543
Retirement	n/a	-	n/a	-	-	-
Termination-Voluntary	-	-	n/a	-	-	-
Termination-Involuntary Without Cause	999,627	$245,000	n/a	-	-	1,244,627
Termination-Involuntary With Cause	-	-	n/a	-	-	-
Termination following Change-in-Control	3,807,315	2,417,415	n/a	-	-	6,224,730

Kirk A. Richter	Accelerated Equity (1)	Severance	Retirement Benefits (2)	Health (3)	Perquisites	Total Payments
Death	$477,581	-	$5,549	-	-	$483,130
Disability	477,581	-	5,549	$45,055	-	528,185
Retirement	477,581	-	5,549	45,055	-	528,185
Termination-Voluntary	-	-	5,549	-	-	5,549
Termination-Involuntary Without Cause	92,748	-	5,549	-	-	98,297
Termination-Involuntary With Cause	-	-	5,549	-	-	5,549
Termination following Change-in-Control	637,325	$1,004,640	5,549	-	-	1,647,514

Franklin D. Wicks	Accelerated Equity (1)	Severance	Retirement Benefits (2)	Health (3)	Perquisites	Total Payments
Death	$1,423,626	-	$37,404	-	-	$1,461,030
Disability	1,423,626	-	37,404	$42,808	-	1,503,838
Retirement	1,423,626	-	37,404	42,808	-	1,503,838
Termination-Voluntary	-	-	37,404	-	-	37,404
Termination-Involuntary Without Cause	262,507	-	37,404	-	-	299,911
Termination-Involuntary With Cause	-	-	37,404	-	-	37,404
Termination following Change-in-Control	1,916,170	$1,722,240	37,404	-	-	3,675,814

Gilles A. Cottier	Accelerated Equity (1)	Severance	Retirement Benefits (2)	Health (3)	Perquisites	Total Payments
Death	$1,369,176	-	$9,499	-	-	$1,378,675
Disability	1,369,176	-	9,499	-	-	1,378,675
Retirement	n/a	-	9,499	-	-	9,499
Termination-Voluntary	-	-	9,499	-	-	9,499
Termination-Involuntary Without Cause	265,742	-	9,499	-	-	275,241
Termination-Involuntary With Cause	-	-	9,499	-	-	9,499
Termination following Change-in-Control	2,707,291	$1,483,040	9,499	-	-	4,199,830

David A. Smoller	Accelerated Equity (1)	Severance	Retirement Benefits (2)	Health (3)	Perquisites	Total Payments
Death	$1,281,306	-	$6,651	-	-	$1,287,957
Disability	1,281,306	-	6,651	-	-	1,287,957
Retirement	n/a	-	6,651	-	-	6,651
Termination-Voluntary	-	-	6,651	-	-	6,651
Termination-Involuntary Without Cause	177,872	-	6,651	-	-	184,523
Termination-Involuntary With Cause	-	-	6,651	-	-	6,651
Termination following Change-in-Control	1,745,007	$1,435,200	6,651	-	-	3,186,858

(1)

Accelerated equity is the value of unexercised options, unvested restricted stock and unvested performance share awards that are shown in the table of Outstanding Equity Awards at Fiscal Year-End that would become exercisable or vest upon termination. The value for options was calculated using the closing market price per share of our common stock on December 31, 2010 of $66.56 less the option exercise price per share for the total number of options accelerated or, in the case of Dr. Nagarkatti, on November 12, 2010 of $64.19 less the option exercise price per share. The value for restricted stock and performance shares was based on the closing market price per share of our common stock on December 31, 2010 of $66.56 for the total number of restricted stock and performance share awards accelerated or, in the case of Dr. Nagarkatti, on December 1, 2010 of $64.87 of the share portion and November 12, 2010 for the cash portion.

(2)

Participants in the Sigma-Aldrich Retirement Security Value Plan (RSVP) are entitled to the vested account balance upon termination of employment. The amounts shown in this table represent the excess of the vested account balance over the present value of accumulated benefits shown in the Pension Benefits Table shown on page 40. Mr. Sachdev was not eligible for retirement benefits as of December 31, 2010.

(3)

The accumulated post-retirement benefit obligation as of December 31, 2010 pursuant to our retiree medical plan estimated using the methodology of Financial Accounting Standards Board ASC Topic 715 Compensation-Retirement Benefits. These benefits are generally available to U.S. employees hired prior to July 1, 2000. Of the named executive officers, Mr. Richter and Dr. Wicks are eligible to participate in the plan. Mr. Cottier was not a U.S. employee as of July 1, 2000, and Mr. Sachdev and Dr. Smoller were hired after July 1, 2000 and are not eligible to participate in this plan.

(4)	Mr. Sachdev was entitled to receive six months of base salary if terminated involuntarily without cause.

II. PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA FOR PERFORMANCE-BASED AWARDS UNDER THE AMENDED AND RESTATED 2003 LONG-TERM INCENTIVE PLAN

We are asking our shareholders to consider and reapprove the material terms of the performance criteria used for awards to certain executive officers under our 2003 Long-Term Incentive Plan, as amended and restated. The material terms of the performance criteria that the shareholders are being asked to approve are unchanged from those previously approved by the shareholders, as are the material terms of the 2003 Long-Term Incentive Plan.

Background

On March 7, 2003, the Board of Directors adopted the Sigma-Aldrich Corporation 2003 Long-Term Incentive Plan, and, on May 6, 2003, shareholders of the Company approved and ratified the Sigma-Aldrich Corporation 2003 Long-Term Incentive Plan. On February 14, 2006, the Board of Directors amended and restated the Sigma-Aldrich Corporation 2003 Long-Term Incentive Plan (as amended and restated, the “2003 LTIP”), and the shareholders of the Company approved the 2003 LTIP on May 2, 2006. The 2003 LTIP and this summary apply to awards granted on or after January 1, 2006. Awards granted prior to January 1, 2006 are governed by the terms of the Company’s 2003 Long-Term Incentive Plan as in effect prior to the 2003 LTIP.

The 2003 LTIP authorizes several types of awards, including awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). Under Code Section 162(m), the amount which we may deduct on our tax returns for compensation paid to certain “covered employees” (generally the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers other than the Chief Executive Office and Chief Financial Officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “performance-based compensation” is not subject to the $1 million deduction limit.

The 2003 LTIP provides the Compensation Committee, which we refer as the “Committee,” with authority to select one or more performance criteria from among the performance criteria contained in the 2003 LTIP to apply to an award granted under the 2003 LTIP. Code Section 162(m) requires that the performance criteria under the 2003 LTIP be disclosed to and reapproved by the Company’s shareholders every five years that the 2003 LTIP continues to be in effect. Our shareholders previously gave this approval at the annual meeting held on May 2, 2006 when the 2003 LTIP (as amended and restated) was adopted. Accordingly, the Board of Directors is hereby submitting the performance criteria under the 2003 LTIP for re-approval for purposes of Code Section 162(m).

Performance-Based Awards

The performance goals that the shareholders are being asked to approve are based on the attainment of specified levels of one or any combination of two or more of the following measures as applied to performance shares granted under the 2003 LTIP:

• Earnings • Index comparisons • Peer company comparisons • Return on invested capital • Sales growth • Stock price • Market share	• Return on equity • Earnings before interest, taxes, depreciation and amortization • Net income • Productivity • Operating income • Earnings per share • Costs	• Diversity • Economic value added • Operating profit margin • Profit margin • Total shareholder return • Return on assets • Cash flow • Debt to equity ratio

The performance goals that the shareholders are being asked to approve are based on the attainment of specified levels of one or any combination of two or more of the following measures as applied to restricted stock granted under the 2003 LTIP:

• Sales growth	• Operating income	• Return on assets
• Stock price	• Earnings per share	• Cash flow
• Market share	• Costs	• Debt to equity ratio

These goals may be adjusted upon such terms and conditions as determined by the Committee in connection with the establishment of the goals, upon the occurrence of certain events, which may, but need not, include, with limitation, a fundamental change (as defined in the 2003 LTIP), the participant’s death or disability, a change in accounting practices, or, with respect to payments in stock for performance share awards, a reclassification, stock dividend, stock split or stock combination. In addition, performance-based awards may generally be subject to accelerated vesting upon a change of control.

Other Material Features of the 2003 LTIP

The summary of the additional material features of the 2003 LTIP that follows is qualified in its entirety by reference to the full text of the 2003 LTIP, which is filed as Appendix A to our proxy statement filed with the SEC on March 14, 2006.

General

Under the 2003 LTIP, 6,883,414 shares of common stock were available as of March 4, 2011, excluding 4,151,997 shares underlying outstanding awards. Any shares subject to an award under the 2003 LTIP which are not used because the award expires, the conditions of the award are not met, or the award is forfeited may be used again for an award under the 2003 LTIP. Any shares covered by a stock appreciation right in excess of the number of shares issued, used to pay a purchase or exercise price, or used to satisfy tax withholdings may also be used again under the 2003 LTIP. Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited award or any award settled in cash in lieu of shares will be available for further awards. The closing price of the common stock as reported on the Nasdaq National Market on March 4, 2011 was $64.34 per share.

Administration

The Committee will administer the 2003 LTIP and grant awards under the 2003 LTIP, except with respect to awards for non-employee directors, in which case the Board of Directors will administer the 2003 LTIP. The Committee has the power to interpret the 2003 LTIP, to determine the terms of the Agreements or Certificates, and to make all other determinations necessary or advisable for the administration of the 2003 LTIP, including to accelerate the vesting and permit the immediate exercisability of awards under circumstances it deems appropriate. If the Committee determines that the restrictions imposed by the plan preclude the achievement of the 2003 LTIP’s material purpose in jurisdictions outside the U.S., the Committee may modify the restrictions for the 2003 LTIP as necessary or appropriate. In addition, the Committee may delegate all or any part of its authority under the 2003 LTIP to the Chief Executive Officer for purposes of determining awards of options solely to participants who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, subject to certain limitations.

Eligibility

All full-time and part-time employees (including officers and directors who are employees), non-employee directors (except with respect to grants of incentive stock options) and consultants and advisors (except with respect to grants of incentive stock options) of the Company and its affiliates will be eligible to participate in the 2003 LTIP at the discretion of the Committee. Approximately 525 individuals were eligible to participate as of December 31, 2010.

Types of Awards

General.  The Committee has the discretion to award stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. The term of awards will not exceed ten years, except in the case of certain non-qualified stock options with a term not exceeding seventeen years for participants who are located outside the United States. All awards are non-transferable, except for permitted transfers to certain family members or entities by non-employee directors or as otherwise permitted by the Committee.

For a description of awards currently made under the 2003 LTIP to non-employee directors, see “Director Compensation and Transactions – Stock Compensation.”

Options.  Options will be either incentive stock options or non-qualified stock options. The purchase price of the option may not be less than 100% of the fair market value, as defined in the 2003 LTIP, of a share on the grant date.

Stock Appreciation Rights. Stock appreciation rights entitle the participant, subject to their terms and conditions, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of the shares on the grant date. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option. If issued in connection with an option, the Committee may impose a condition that its exercise cancels the connected option and/or that exercise of the connected options cancels the stock appreciation right. Each stock appreciation right may be exercisable in whole or in part according to the Agreement or Certificate. Except as otherwise provided in the Agreement or certificate, upon exercise of a stock appreciation right, the participant will receive cash, stock or a combination of cash and stock (as determined by the Committee if not otherwise specified in the award) as promptly as practicable after exercise. The Agreement or Certificate may limit the amount or percentage of the total appreciation on which payment may be made in the event of the exercise of a stock appreciation right.

Performance Shares.  Performance shares will entitle the participant to future payments based upon the achievement of performance targets (as described above) established in writing by the Committee. The Agreement or Certificate may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and will provide for the timing of payment. The Agreement or Certificate may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance shares awarded to a participant, upon the terms and conditions as will be set forth in the Agreement or Certificate, upon the occurrence of certain events, which may include a fundamental change (as defined in the 2003 LTIP, generally including dissolution, a sale of substantially all of the Company’s assets, or merger, consolidation or statutory share exchange involving the Company), the participant’s death or disability, a change in accounting practices of the Company or its affiliates, or, with respect to payments in stock for performance share awards, a reclassification, stock dividend, stock split or stock combination as provided in the 2003 LTIP. To the extent cash is distributed, a performance share paid after the conclusion of the performance period will have a value equal to the fair market value of a share of common stock on the last day of the performance period. Following the conclusion or acceleration of each performance period, the Committee will determine the extent to which performance targets have been attained, any other terms and conditions have been satisfied and payment is due.

Restricted Stock.  Restricted stock may be granted in the form of shares registered in the name of the participant but held by the Company until the restrictions have lapsed. Restricted stock may, in the discretion of the Committee, provide dividends and voting rights prior to vesting. The Committee in its discretion may establish any employment conditions, performance conditions (as described above), or restrictions on transferability. The term of the award will be established by the Committee in its discretion and included in the applicable Agreement or Certificate, provided that the minimum term will not be less than one year, subject to the terms and conditions of the 2003 LTIP.

Other Stock-Based Awards.  The Committee may also grant other stock-based awards in its sole discretion, including, without limitation, those awards pursuant to which shares may be acquired in the future.

Performance Targets and Conditions.  Any performance targets related to performance share awards, and any performance conditions related to the lapse of restrictions on restricted stock awards, will be determined by the Committee and will be based on performance targets discussed above.

Termination of Employment

Except as otherwise determined by the Committee or provided in the applicable Agreement or Certificate (which may provide for an extension of the exercisability of options or stock appreciation rights), the following describes the treatment of awards upon termination of employment of a participant.

Options and Stock Appreciation Rights.  With respect to options and stock appreciation rights held by employees, except as otherwise provided in the applicable Agreement or Certificate or below, if, prior to the expiration of twelve (12) months from the date of grant (the “Non-Exercise Period”), the participant’s employment with the Company and every affiliate terminates for any reason, the participant’s right to exercise the option or stock appreciation right will terminate. Unless otherwise specified in the Agreement or Certificate, the following provisions will apply upon termination of employment after the lapse of the Non-Exercise Period (or otherwise as specified below):

•

Without cause.  If the participant’s employment is terminated with the Company and every affiliate by the Company and every affiliate without cause, as defined in the 2003 LTIP, the participant may exercise the unexercised portion of the option or stock appreciation right at any time for twelve months after the date of termination, in whole or in part, to the extent he or she could have exercised the option or stock appreciation right if the participant had remained employed during the twelve month period, whether or not the Non-Exercise Period has elapsed.

If the participant dies within this twelve month period, the option or stock appreciation right may be exercised at any time during the twelve months after the date of the death of the participant by his or her successor, to the extent he or she could have exercised the option or stock appreciation right if the participant had remained employed during the twelve month period, without regard to the requirement of exercise within twelve months after termination of employment.

Any unexercised portion will terminate immediately if and when the participant becomes an employee, agent or principal of a competitor of the Company, or of any affiliate, without the consent of the Company.

•

Retirement.  If the participant’s employment is terminated with the Company and every affiliate because of retirement, as defined in the 2003 LTIP, the participant may exercise the unexercised portion of the option or stock appreciation right at any time for five years after the date of termination because of retirement, in whole or in part, to the extent of any or all of the options or stock appreciation rights held by the participant, whether or not the Non-Exercise Period has elapsed.

If the participant dies within this five year period, the option or stock appreciation right may be exercised at any time during the twelve months after the date of the death of the participant by his or her successor, to the extent of any or all of the options or stock appreciation rights held by the participant, without regard to the requirement of exercise within five years after termination of employment whether or not the Non-Exercise Period has elapsed.

Any unexercised portion will terminate immediately if and when the participant becomes an employee, agent or principal of a competitor of the Company, or of any affiliate, without the consent of the Company.

•

Death or disability.  If the participant’s employment is terminated with the Company and every affiliate because of death or disability, as defined in the 2003 LTIP, while in the employ of the Company or any affiliate, the option or stock appreciation right may be exercised by the participant or by his or her personal representative at any time during the five-year period after the date of death or disability for the total number of shares subject to the participant’s options or stock appreciation rights, whether or not the Non-Exercise Period has elapsed.

If a participant dies within such five-year period following disability, the option or stock appreciation right may be exercised at any time during the period of twelve months after the date of the death of the participant by a legal representative for the number of shares subject to any or all the options or stock appreciation rights held by the deceased participant, whether or not the Non-Exercise Period has elapsed with respect to the options or stock appreciation rights, without regard to the requirement of exercise within five years after termination of employment.

•

For cause or voluntary termination.  If the participant’s employment is terminated with the Company and every affiliate by the Company and every affiliate for cause or voluntarily by the participant with the Company and every affiliate for any reason other than retirement, any unexercised portion of any option or stock appreciation right granted to the participant will terminate with his or her termination of employment.

No transfer of an option or stock appreciation right by a participant by will or by the laws of descent and distribution will be effective unless the Company is furnished with written notice and a copy of the will and/or any other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the designee(s) of the terms and conditions of the option or stock appreciation right. In the event of disability, the Committee may demand medical records and/or any other evidence that it deems necessary to establish the total and permanent disability of the participant and, in the absence of this evidence, may refuse to permit the exercise of any option or stock appreciation right later than three months after the date of termination of employment. Notwithstanding the foregoing, in no event may a participant exercise an option or a stock appreciation right beyond the specified term of the award.

Options or stock appreciation rights granted under the 2003 LTIP will not be affected by any change in employment responsibilities so long as the participant continues to be an employee of the Company or an affiliate thereof. If an affiliate of the Company ceases to be an affiliate of the Company, a participant who is employed by a former affiliate and is no longer employed by either the Company or any current affiliate of the Company will be deemed to have terminated employment with the Company and every affiliate of the Company, and the termination will be deemed to have been made by the Company without cause, except if a participant’s employment is terminated or deemed terminated with the Company and every subsidiary of the Company solely as a result of: the sale of an affiliate of the Company, the sale of the assets of a portion of the business of the Company or an affiliate of the Company, or a corporate reorganization or restructuring, then at any time during the twelve month period after the date of such termination, the participant may exercise the options or stock appreciation rights for which the Non-Exercise Period has elapsed for the total number of shares subject to such options or stock appreciation rights, and the Committee may, in its sole and absolute discretion, allow the participant to exercise the options or stock appreciation rights for which the Non-Exercise Period has not elapsed for the total number of shares subject to such options or stock appreciation rights, provided that if the award is an incentive stock option and is exercised more than three months after the termination, the award will be treated as a non-qualified stock option. Any unexpired portion will terminate immediately if and when the participant becomes an employee, agent or principal of a competitor of the Company, or of any affiliate of the Company, without the consent of the Company.

Performance Shares.  Unless otherwise provided in the agreement or Certificate, if a participant’s employment with the Company or any of its affiliates terminates during a performance period because of retirement, or under other circumstances provided by the Committee in its discretion in the applicable Agreement or Certificate or otherwise, the participant will be entitled to receive a number of performance shares (or payment therefore) at the end of the performance period based upon the extent to which achievement of performance targets was satisfied at the end of the period (as determined at the end of the performance period) and prorated for the portion of the performance period during which the participant was employed by the Company or any affiliate. Unless otherwise provided in the Agreement or a Certificate, if a participant’s employment with the Company or any affiliate terminates during a performance period because of death or disability, the participant will be entitled to receive a number of performance shares (or payment therefore) in the month following such separation from service as though achievement of one hundred percent of performance targets was satisfied at the end of such period and prorated for the portion of the performance period during which the participant was employed by the Company or any affiliate. Except as provided above or in the applicable Agreement or Certificate, if a participant’s employment terminates with the Company or any of its affiliates during a performance period, then the participant will not be entitled to any payment with respect to that performance period.

Restricted Stock.  Except as provided in the applicable Agreement or Certificate, in case of a participant’s death, disability or retirement, the participant will be entitled to receive a number of shares of restricted stock under outstanding awards that has been pro-rated for the portion of the term of the awards during which the participant was employed by the Company or any affiliate, and with respect to the shares, all restrictions will lapse. Any shares of restricted stock as to which restrictions do not lapse under the preceding sentence will terminate at the date of the participant’s termination of employment for any other reason and the shares of restricted stock will be forfeited to the Company.

Awards to Consultants or Advisors.  The termination provisions described above apply with equal force to awards granted to participants who are consultants and advisors of the Company or its affiliates, except that references to “employment” and its termination should be interpreted as references to “service” and its termination.

Change in Control

Certain provisions of the 2003 LTIP apply upon a change in control (as defined in the 2003 LTIP; see “Potential Payments Upon Termination or Change in Control” for a description.

Except as may be otherwise specified in the terms of any award, including, without limitation, those held by non-employee directors, consultants and advisors, upon the occurrence of a change in control, outstanding awards will be treated as follows:

Options and Stock Appreciation Rights.  Each outstanding option and stock appreciation right will become immediately and fully exercisable for a one year period following the change in control date but in no event beyond the specified term of the awards; provided that, after the one year period, the normal exercise provisions of the plan and the award will govern; and provided further, that in the event a participant’s employment with the Company and all affiliates is terminated within two years of a change in control date, all outstanding options and stock appreciation rights of the participant at the date of termination will be exercisable for a period of six months beginning on the date of termination but in no event beyond the specified term of the award.

Restricted Stock.  Each outstanding share of restricted stock will immediately and fully vest, and any restrictions will lapse.

Performance Shares.  Each outstanding performance share will immediately and fully vest, and any restrictions will lapse.

Other Stock-Based Awards.  Each outstanding other stock-based award will immediately and fully vest, and any restrictions will lapse.

In addition, the Committee will have the authority to accelerate the vesting and permit the immediate exercisability of outstanding awards under any other circumstances as it deems appropriate.

Miscellaneous Provisions

No participant may receive any combination of awards relating to more than 200,000 shares in the aggregate in any fiscal year of the Company under the 2003 LTIP.

Appropriate adjustments in the aggregate number and type of securities available for awards, in the limitations on the number and type of securities that may be issued to an individual participant, in the number and type of securities and amount of cash subject to awards then outstanding, in the number of options to be awarded a non-employee director, in the option purchase price as to any outstanding options, in the purchase price as to any outstanding stock appreciation rights, and in outstanding performance shares and payments with respect to outstanding performance shares, and comparable adjustments, if applicable, to any outstanding other stock-based award, will be made by the Committee to give effect to adjustments made in the number or type of shares through a fundamental change, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, provided that fractional shares will be rounded to the nearest whole share, for which purpose one-half share will be rounded down to the nearest whole share.

Certain U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 LTIP and with respect to the sale of common stock acquired under the 2003 LTIP. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder, as in effect on the date of this Proxy Statement. Changes in the law may modify this discussion, and in some cases, the changes may be retroactive. Further, this summary is not intended to be a complete discussion of all the U.S. federal income tax consequences associated with the 2003 LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local, and foreign taxes and any federal gift, estate and inheritance taxes.

Incentive Stock Options.  Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If the Company grants an incentive stock option, the participant will not be required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction.

Similarly, when the participant exercises any incentive stock options, provided the participant has not ceased to be an employee for more than three months before the date of exercise, the participant will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose alternative minimum taxable income, as defined in Section 55(b)(2) of the Code, exceeds the taxpayer’s adjusted gross income.

Additional tax consequences will depend upon how long participants hold the shares of common stock received after exercising the incentive stock options. If a U.S. participant holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the participant will not recognize any ordinary income, and the Company will not be allowed to take a deduction. However, the difference between the amount the participant realizes upon disposition of the shares and the basis (i.e., the amount the participant paid upon exercise of the incentive stock option) in those shares will be taxed as a long-term capital gain or loss.

If the U.S. participant disposes of shares acquired upon exercise of an incentive stock option which he or she has held for less than two years from the date of grant or one year from the date of exercise (“Disqualifying Disposition”), the participant generally will recognize ordinary income in the year of the disposition. To calculate the amount of ordinary income that must be recognized upon a Disqualifying Disposition, make the following determinations and calculations:

•	determine which is smaller: the amount realized on disposition of the shares or the fair market value of the shares on the date of exercise;

•	next, subtract the basis in those shares from the smaller amount. This is the amount of ordinary income that the participant must recognize.

To the extent that the participant recognizes ordinary income, the Company is allowed to take a deduction. In addition, the participant must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the participant realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the participant exercised the option. The participant will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount realized upon disposition of those shares.

As noted above, the excess of the fair market value of the shares at the time the participant exercises his or her incentive stock option over the exercise price for the shares is a tax adjustment item for the purposes of the alternative minimum tax.

Non-Qualified Stock Options.  If the U.S. participant receives a non-qualified stock option, that participant will not recognize income at the time of the grant of the stock option; however, that participant will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the amount of cash paid for the stock. The Company will be entitled to a deduction in the same amount. The ordinary income the participant recognizes will be subject to applicable tax withholding by the Company. When the participant sells these shares, any difference between the sales price and the basis (i.e., the amount paid for the stock plus the ordinary income recognized by the participant) will be treated as a capital gain or loss.

Restricted Stock.  Unless a timely Section 83(b) election is made, as described in the following paragraph, a participant generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of common stock or the transfer restrictions (collectively, the “Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. The ordinary income recognized by a participant with respect to restricted stock awarded under the 2003 LTIP will be subject to applicable tax withholding by the Company. If a timely Section 83(b) election has not been made, any dividends received with respect to common stock subject to the Restrictions will be treated as additional compensation income and not as dividend income.

A participant may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the participant would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the participant. If the Section 83(b) election is made, the participant’s capital gains holding period begins on the date of grant.

The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income.

A participant’s tax basis in shares of restricted stock received pursuant to the 2003 LTIP will be equal to the sum of the amount (if any) the participant paid for the common stock and the amount of ordinary income recognized by the participant as a result of making a Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the participant’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse.

In general, the Company will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to shares of restricted stock awarded pursuant to the 2003 LTIP.

If, subsequent to the lapse of the Restrictions on the shares, the participant sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the participant will be taxed as a capital gain or capital loss.

Stock Appreciation Rights/Performance Shares.  A participant generally will not recognize taxable income upon the grant of stock appreciation rights or performance shares. Instead, a participant will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the stock appreciation right or performance share award. The ordinary income the participant recognizes will be subject to applicable tax withholding by the Company.

Upon selling any common stock received by a participant in payment of an amount due under a stock appreciation right or performance share award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock (i.e., the ordinary income recognized by the participant).

Other Stock-Based Awards.  The tax consequences associated with any other stock-based award granted under the 2003 LTIP will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participant’s tax basis.

Section 409A of the Code.  Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.

Section 280G of the Code and Section 4999 of the Code.  Under Section 280G of the Code and Section 4999 of the Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.

Non-United States Taxpayers.  If the participant is subject to the tax laws of any country other than the United States, the participant should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the 2003 LTIP.

The Board of Directors recommends a vote FOR approval of the material terms of the performance criteria.

Equity Compensation Plan Information

The 2003 LTIP authorizes issuance of the Company’s equity securities to employees or non-employees and was approved by the Company’s shareholders.

The following table shows the number of shares of common stock issuable upon exercise of outstanding options at December 31, 2010, the weighted average exercise price of those options, warrants and rights and the number of shares of common stock remaining available for future issuance at December 31, 2010 under the 2003 LTIP, excluding shares issuable upon exercise of outstanding options:

Equity Compensation Plan Table – December 31, 2010

Plan Category	Number of Shares of Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Stock Remaining and Available for Future Issuance Under Equity Compensation Plans (excluding shares to be issued upon exercise) (2)
Equity Compensation Plans Approved by Security Holders: Share Option Plans	391,970	(3)	$24.12
2003 Long-Term
Incentive Plan (4)	4,338,500		$37.42	3,059,980
Equity Compensation Plans Not Approved by Security Holders	-		-	-

Total	4,730,470			3,059,980

(1)	Shares subject to adjustment for stock splits and stock dividends.
(2)	Share total is exclusive of 12,064 shares of restricted stock outstanding.
(3)

Includes 335,970 and 56,000 options outstanding under the Share Option Plans of 1987, 1995 and 2000, collectively, and the Directors’ Non-Qualified Share Option Plan of 1998, respectively. All plans were approved by the Company’s shareholders.

(4)	During 2010, a total of 471,400 stock options were granted under the 2003 Long-Term Incentive Plan

III. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee of the Board of Directors has appointed KPMG LLP as independent registered public accountant to conduct the annual audit of the Company’s financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2011 and the Board of Directors has further directed that management submit the appointment of the Company’s independent registered public accountant for ratification by the shareholders. Although action by the shareholders in this matter is not required by the Company’s By-laws or otherwise, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment in light of the important role played by the independent registered public accountant in maintaining the integrity of the Company’s financial controls and reporting. If the shareholders fail to ratify the selection, the Audit Committee will investigate the reasons for shareholder rejection and consider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as independent registered public accountant for 2011.

AMENDMENTS TO ARTICLE ELEVENTH AND ARTICLE TWELFTH OF THE CERTIFICATE OF INCORPORATION, AS AMENDED

The Board of Directors has approved, and recommends that the shareholders approve, two separate amendments to the Certificate of Incorporation of Sigma-Aldrich Corporation, as amended (the “Certificate of Incorporation”) that would eliminate supermajority voting requirements in Articles ELEVENTH and TWELFTH of the Certificate of Incorporation. The approval of either amendment is not conditioned on the approval of the other amendment. At our 2010 Annual Meeting, a non-binding shareholder proposal requesting that the Board of Directors take the steps necessary to eliminate all supermajority provisions in the Certificate of Incorporation and By-Laws received 55% of the votes cast. Following the 2010 Annual Meeting, the Corporate Governance Committee of the Board of Directors and the full Board of Directors engaged in a review of the merits of the supermajority vote provisions. The Board of Directors carefully considered the arguments for and against retaining the supermajority vote provisions in the Certificate of Incorporation. Although supermajority vote provisions are intended to protect the Company from potential self-interested actions of large shareholders and to encourage third parties contemplating a takeover of the Company to negotiate with the Board of Directors, the Board of Directors ultimately concluded that improved ability of the majority of shareholders to effect certain corporate actions, without what essentially is a veto power of a minority of shareholders, outweighs the legitimate benefit of the supermajority vote provisions. Upon the recommendation of the Corporate Governance Committee, the Board of Directors determined that the elimination of the supermajority vote provisions would be in the best interests of the Company and its shareholders.

If the shareholders approve the proposals to amend both Article ELEVENTH and Article TWELFTH of the Certificate of Incorporation as described below, the Board of Directors will approve an amendment to the By-Laws of the Company to eliminate the supermajority vote requirements in the By-Laws. The supermajority vote provisions that would be eliminated as a result of the proposed amendments to the Certificate of Incorporation and the subsequent amendment to the By-Laws constitute all of the supermajority provisions in the Certificate of Incorporation and the By-Laws.

The Company continues to be subject to Section 203 of the Delaware General Corporation Law, whether or not the proposed amendments are approved. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” (generally, a shareholder owning 15% or more of the outstanding stock) for a period of three years following the date that such stockholder became an interested stockholder unless (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, not counting certain shares or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

IV. AMENDMENT TO ARTICLE ELEVENTH OF THE CERTIFICATE OF INCORPORATION, AS AMENDED

Currently, Article ELEVENTH of the Certificate of Incorporation provides that in no event shall Article ELEVENTH or Article TWELFTH be amended, altered, changed or repealed with less than an affirmative vote of the holders of at least two-thirds of all the outstanding shares of the corporation entitled to vote at a meeting of shareholders called for such purpose. Upon adoption of the proposed amendment, amendments to Article ELEVENTH or Article TWELFTH may be approved by the affirmative vote of the holders of at least the majority of all the outstanding stock of the Company entitled to vote at a meeting of shareholders called for such purpose.

This summary is qualified in its entirety by reference to the complete text of the proposed amendment to Article ELEVENTH of the Certificate of Incorporation, which is included as Appendix B to this Proxy Statement. To illustrate the proposed amendments in Appendix B, language that is struck through is proposed to be deleted from the Certificate of Incorporation and language that is underlined is proposed to be added.

The affirmative vote of the holders of at least two-thirds of all the outstanding stock of the Company entitled to vote at the annual meeting is required to amend Article ELEVENTH as proposed. If approved by the shareholders, this amendment will become effective upon the filing of a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware. We would file the Certificate of Amendment promptly after the annual meeting.

The Board of Directors recommends a vote FOR the amendment to Article ELEVENTH of the Certificate of Incorporation.

V. AMENDMENT TO ARTICLE TWELFTH OF THE CERTIFICATE OF INCORPORATION, AS AMENDED

Currently, Article TWELFTH of the Certificate of Incorporation prohibits the Company from approving any business combination without the affirmative vote of the holders of at least two-thirds of all outstanding stock entitled to vote at a meeting of shareholders called for such purpose.

The term “business combination” is defined as

•

any merger or consolidation of Sigma-Aldrich with any other corporation or the acquisition by merger or consolidation of another company by a subsidiary of us through the issuance of a number of our shares in excess of thirty-five percent of our then outstanding shares;

•

any sale, lease exchange, transfer or other disposition (in one transaction or series of transactions) to or with any individual, corporation, partnership or other person or entity of any of our or our subsidiaries’ assets (including stock of a subsidiary) that have an aggregate book value of twenty percent of our total assets as shown on our consolidated balance sheet as of the calendar quarter immediately preceding any such transaction;

•	the adoption of any plan or proposal for the liquidation or dissolution of Sigma-Aldrich; or

•

any transaction involving us or any of our subsidiaries, including the issuance or transfer of any of our securities, any reclassification of our securities, or a recapitalization of us or our subsidiaries, or any merger or consolidation of us with any of our subsidiaries if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity or convertible securities or any subsidiary which shares may be entitled to vote on the transactions set forth in the bullets above.

Upon adoption of the proposed amendment, such business combinations may be approved by the affirmative vote of the holders of at least the majority of all the outstanding stock of the Company entitled to vote at a meeting of shareholders called for such purpose.

This summary is qualified in its entirety by reference to the complete text of the proposed amendment to Article TWELFTH of the Certificate of Incorporation, which is included in Appendix C to this Proxy Statement. To illustrate the proposed amendments in Appendix C, language that is struck through is proposed to be deleted from the Certificate of Incorporation and language that is underlined is proposed to be added.

The affirmative vote of the holders of at least two-thirds of all the outstanding stock of the Company entitled to vote at the annual meeting is required to amend Article TWELFTH as proposed. If approved by the shareholders, this amendment will become effective upon the filing of a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware. We would file the Certificate of Amendment promptly after the annual meeting.

The Board of Directors recommends a vote FOR the amendment to Article TWELFTH of the Certificate of Incorporation.

VI. ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to provide advisory approval of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. While this vote is advisory and not binding on our Company, the Board and the Compensation Committee, which is responsible for administering the Company’s executive compensation programs, is interested in the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We encourage shareholders to review the Compensation Discussion and Analysis (CD&A), beginning on page 19, for details regarding our executive compensation programs.

Our executive compensation programs are based on our pay-for-performance philosophy and are designed to ensure that our compensation goals support both our long-term strategic plan and annual operational goals which were created to maximize shareholder value.

Given our pay for performance philosophy, the relationship of actual pay delivered and Company performance is key. Our 2010 financial results compared to 2009 are as follows:

•

Sales were $2,271M, an increase of 5.7% compared to the same period last year. Excluding the impact of changes in foreign currency exchange rates, which increased sales by 0.4%, sales increased by 5.3% year over year.

•	Operating income was $551M, an increase of $51M or 10.2% compared to the same period last year.

•	Free cash flow, which is defined as net cash provided by operating activities less capital expenditures, was $424M, an increase of $28M compared to the same period last year.

These results exceeded our 2010 targets and in recognition of those results, our Annual Cash Bonus Plan paid above the target level. The Company’s strong financial performance helped drive a 33% total shareholder return during 2010.

From a longer-term performance perspective, the Company’s total shareholder return over the prior 3 and 5-year periods ended December 31, 1010 was as follows:

•	26.2% for 3 years

•	122.6% for 5 years

Our long-term equity compensation for executives provides a balanced approach with long-term compensation delivered half in stock options and half in performance shares based on meeting three-year return on equity and sales growth targets. While our stock price growth and total shareholder return were favorable over this time period, as noted above, our results as compared to the plan metrics were mixed: we exceeded our maximum return-on-equity metric for our performance share grant for the 2008 – 2010 performance period but did not meet our sales growth threshold, resulting in a payout between the threshold and target levels.

We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests by supporting the delivery of both our annual and long-term plans. Compensation unrelated to performance is limited. Our Change-in-Control (CIC) Agreements do not provide payments without involuntary job loss or substantial diminution of duties (double-trigger). We do not provide tax gross-ups on CIC severance payments or extended welfare or retirement benefits. We do not provide guaranteed incentive awards and our perquisites are very limited in line with our pay for performance philosophy.

The Board of Directors recommends a vote FOR the approval of the Company’s executive compensation as follows:

RESOLVED, that the shareholders of Sigma-Aldrich approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC including the CD&A, the compensation tables and the accompanying footnotes and narratives of this proxy statement.

VII. ADVISORY VOTE DETERMINING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation and as required by Section 14A of the Securities Exchange Act of 1934, as amended, we are also seeking a non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation. We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareowners select a frequency of three years:

•

Our compensation program is designed to incent performance over a multi-year period, considering both corporate performance versus pre-set financial goals as well as shareholder returns. The long-term portion of our named executive officers compensation represents a substantial portion (41-60%) of their total compensation opportunity.

•	The three-year cycle gives the Board of Directors sufficient time to carefully consider the results of the advisory vote and to implement any desired changes to our executive compensation.

•	A three-year cycle will provide shareholders sufficient time to evaluate the effectiveness of our short-and long-term compensation strategies in relationship to Company results

We therefore request that our shareholders select “Three” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board of Directors will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

The Board of Directors recommends that shareholders select “Three” years on the proposal recommending the frequency of advisory votes on executive compensation.

AUDIT FIRM FEE SUMMARY

During 2010 and 2009, the Company retained its independent registered public accountant, KPMG LLP, to provide services in the following categories and amounts:

	2010	2009
Audit Fees	$2,544,000	$2,286,000
Audit-related Fees (1)	55,000	50,000
Tax Fees (2)	46,000	40,000

(1)	Relates to fees for audits of the Company’s employee benefit plans and other audit-related services.
(2)	Relates primarily to fees for tax compliance services.

Audit fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

In connection with the audit of the 2010 financial statements, the Company entered into an engagement agreement with KPMG LLP which set forth the terms by which KPMG has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The Audit Committee pre-approves all fees paid to KPMG LLP prior to the commencement of services. The Committee has pre-approved an amount of $50,000 to be used on the approval of the Chief Financial Officer. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accountant is compatible with maintaining auditor independence.

RELATED PARTY DISCLOSURE

In order to identify and address any concerns regarding related party transactions and their disclosures, the Company utilizes Directors and Officers Questionnaires and Business Conduct and Business Ethics Policies.

Directors and Officers Questionnaires

Annual Directors and Officers Questionnaires are distributed at the beginning of each year in order to identify related-party transactions. Within the questionnaire, directors and executive officers are asked to identify and describe any transaction, or series of similar transactions, since January 1, 2010, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a participant, in which the dollar amount involved exceeded $120,000 and in which (i) the individual, (ii) any director or executive officer of the Company, (iii) any nominee for election as a director of the Company, (iv) any person known to the individual to own of record or beneficially more than 5% of the Company’s voting securities, (v) any member of the individual’s immediate family, or (vi) any entity which is owned or controlled by the foregoing persons, or any entity in which the foregoing persons has a substantial ownership interest or control of such entity had, or will have, a direct or indirect material interest. Responses provided within the Directors and Officers Questionnaires are reviewed by Executive Management to determine any necessary course of action.

Business Conduct and Business Ethics Policies

Guidelines regarding conflicts of interest are outlined within the Company’s Business Conduct Policy for employees of the Company and within the Business Ethics Policy for Directors of the Company. The Company’s Business Conduct Policy is available on the Company’s intranet and accessible to all employees. A thorough review of any reported exceptions to the Business Conduct Policy is performed by Internal Audit annually.

Upon hire, each employee is asked to read the Business Conduct Policy thoroughly, and submit an acknowledgement stating compliance. Management, as well as employees in positions having authority to commit or expend Company assets, or are in possession of material confidential Company information, are asked to complete and sign an annual compliance questionnaire. Also, an annual notice is sent to all employees directing them to reread and reacquaint themselves with the policy.

Sigma-Aldrich employees have a responsibility to always act in the Company’s best interest. Employees should never be influenced by personal considerations or relationships when making decisions that impact the Company. Potential conflicts of interest can arise if an employee or any member of his or her immediate family:

•	acts as an employee, director, agent or consultant to any entity that is a competitor, customer or supplier of the Company;

•	has greater than a 5% financial interest in any business with which the Company currently does business or competes;

•	acquires any real property, leaseholds, patents or other property or rights in which the Company has an interest or is likely to have an interest;

•	influences or directs Company business to a friend or relative;

•	accepts other than nominal gifts from a customer, supplier, or other business associate of the Company; or

•

accepts any loans or payments from a customer or supplier of the Company in exchange for a business transaction, acceptance of inflated pricing or unacceptable levels of service (i.e., quality below specifications or receipt of short shipments), or any other such treatment that negatively impacts the Company. Such payments may be considered bribes or kickbacks, and are strictly prohibited.

Employees are instructed to avoid any situations that may lead to a conflict of their personal interests and the interests of the Company.

Should a potential conflict of interest currently exist or develop in the future, employees are required to report the potential conflict in writing within 10 days to: (a) a Company officer and (b) the Director, Internal Audit. Each situation will be reviewed to determine if the employee’s duties, or the duties of his or her subordinates, require making decisions that could be influenced by the potential conflict reported. If it is determined that a conflict of interest exists, the employee may be asked to eliminate the conflicting situation, be removed from the Company duty which causes the conflict of interest, be transferred to a new position where there is no conflict, or face disciplinary action, if appropriate.

Additionally, all potential conflicts of interest should be disclosed in the annual business conduct questionnaire so long as the situation continues, even if it has been previously reported. All conflicts identified in the Business Conduct Policy Review are investigated by Internal Audit and reviewed by the Disclosure Committee. The Director of Internal Audit will also present the high level results regarding any findings to the Audit Committee.

Directors are expected and required to uphold the same dedication to corporate ethics as the Company’s employees and executive officers. All directors are asked to read the Business Ethics Policy thoroughly and complete and submit an acknowledgement stating compliance annually. Any findings are summarized by the Director of Internal Audit and communicated to the Audit Committee. The annual Directors and Officers Questionnaire also includes a statement regarding compliance with this Policy.

Directors have a responsibility to always act in the Company’s best interest. Directors should never be influenced by personal considerations or relationships when making decisions that impact the Company. A conflict of interest can arise when a director takes an action or has an interest that may make it difficult for him or her to carry out his or her responsibilities as a member of the Board of Directors objectively and effectively. Potential conflicts of interest can arise if a director or any member of his or her immediate family receives improper personal benefits as a result of being a director, including, but not limited to:

•	acts as an employee, director, agent or consultant to any entity that is a competitor, customer or supplier of the Company while the director is a member of the Board of Directors;

•	has greater than a 5% financial interest in any business with which the Company currently does business or competes;

•	acquires any real property, leaseholds, patents or other property, services or rights in which the Company has an interest or is likely to have an interest;

•	influences or directs Company business to a friend or relative;

•	accepts any gifts, other than nominal gifts, from a competitor, customer, supplier, or other business associate of the Company; or

•

accepts any loans, guarantees of any obligations or payments from a customer or supplier of the Company in exchange for preferential business treatment. Such payments may be considered bribes or kickbacks, and are strictly prohibited.

In meeting the Company’s Business Ethics Policy, directors are expected to avoid any situations that may lead to a conflict between their personal interests and the interests of the Company.

Should a potential conflict of interest currently exist or develop in the future, directors are required to report the potential conflict in writing within 10 days to the Chair of the Audit Committee of the Board. Each situation will be reviewed to determine if the director’s duties require making decisions that could be influenced by the potential conflict reported. If it is determined that a conflict of interest exists, the director will be asked to eliminate the situation creating the conflict or to resign from the Board of Directors.

Additionally, all potential conflicts of interest should be disclosed in the annual Directors and Officers Questionnaire so long as the situation continues, even if it has been previously reported.

REPORT OF AUDIT COMMITTEE

To the Board of Directors of Sigma-Aldrich Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2010.

Management is responsible for the Company’s financial reporting process including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accountant is responsible for auditing those financial statements and internal controls over financial reporting. We have monitored and reviewed the Company’s financial reporting process and in doing, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accountant included in their report on the Company’s financial statements and internal controls over financial reporting. Management has represented to us that the Company maintains appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations and that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States of America. The independent registered public accountant has represented to us that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) and that our Company’s independent registered public accountant is in fact “independent.”

We received periodic reports on the evaluation of and provided oversight and advice to management in its documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, we received periodic updates provided by management and the independent registered public accountant at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. We will continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2011.

We have discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent registered public accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent registered public accountant their independence.

We have also considered whether the provision of services by our independent registered public accountant not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company Forms 10-Q in 2010 is compatible with maintaining the independence of our independent registered public accountant.

Based upon the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

W. Lee McCollum, Chairman

Rebecca M. Bergman

Avi M. Nash

VOTE REQUIRED; OTHER MATTERS

Because the election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and broker non-votes and therefore abstentions and broker non-votes will have no effect on the election of directors.

Under Delaware law, if a director is not elected at the annual meeting, the director will continue to serve on the Board of Directors as a “holdover director.” As required by our By-laws, in the event that an incumbent director fails to receive a majority of the votes cast, the director will submit to the Corporate Governance Committee a written resignation from the Board of Directors and our Corporate Governance Committee will consider the director’s resignation and recommend to our Board of Directors whether to accept or reject the resignation. Our Board of Directors will decide whether to accept or reject the resignation and publicly disclose its decision and the rationale behind the decision within 90 days after the election results are certified.

The affirmative vote of the holders of a majority of the shares that are represented in person or by proxy at the Annual Meeting and are entitled to vote on the subject matter is required to approve the material terms of the performance criteria for performance-based awards under the Amended and Restated 2003 Long-Term Incentive Plan, as amended, to ratify the appointment of KPMG as the Company’s independent registered public accountant, to approve, on an advisory basis, the Company’s executive compensation, and to approve any other matters properly brought before the annual meeting. Shares represented by proxies which are marked “against” or “abstain” with respect to the approval of the performance criteria for performance-based awards under the Long-Term Incentive Plan, as amended, the ratification of the independent registered public accountant, the approval on an advisory basis of the Company’s executive compensation or to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the annual meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against the performance criteria for performance-based awards under the Long-Term Incentive Plan, as amended, against ratification of the independent registered public accountant, and against the approval of the Company’s executive compensation.

The frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will therefore have no effect on such vote.

Although the advisory votes on the approval of the Company’s executive compensation and the determination of the frequency of the advisory vote on executive compensation are non-binding, as provided by law, our Board of Directors will review the results of the votes and will take them into account in making a determination concerning executive compensation and the frequency of such advisory votes.

The affirmative vote of the holders of at least two-thirds of all the outstanding stock of the Company entitled to vote at the annual meeting is required to amend Article Eleventh or Article Twelfth of the Certificate of Incorporation, as amended. Shares represented by proxies which are marked to abstain or vote against the amendments to the Certificate of Incorporation will have the same effect as if the shares represented thereby were voted against amendment of the Certificate of Incorporation. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the annual meeting as to such matter or matters and will thus have no effect, except in the case of the amendments to the Certificate of Incorporation, as to which they will have the same effect as a vote against such proposal.

The Company knows of no other matters to be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named in the proxy card intend to vote or act with respect to items in accordance with their best judgment. A shareholder has indicated his intention to present a proposal recommending that the Company adopt a simple majority vote. If such proposal is properly presented, it is intended that the persons named in the proxy card will use their discretionary authority to vote against such proposal. The affirmative vote of the holders of the majority of shares represented at the meeting and entitled to vote on the subject matter is required for approval of any such other matters which are properly brought before the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC permits registrants to send a mailing containing a single Annual Report and proxy statement to any household at which two or more shareholders reside if the registrant believes they are members of the same family. The procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the Company. The Company has not implemented this householding rule with respect to its record holders; however, a number of brokerage firms have instituted householding, which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding information notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy statement or Annual Report, or wish to revoke your decision to household, and thereby receive multiple reports.

SHAREHOLDER PROPOSALS

Written proposals of shareholders to be included in the proxy statement and proxy for the next Annual Meeting of Shareholders must be received at the Company’s principal executive office, 3050 Spruce Street, St. Louis, Missouri 63103, no later than November 22, 2011. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Under the Company’s amended By-laws, in order for a shareholder to nominate a candidate for director, or to bring other business before a shareholders’ meeting, timely notice must be given to and received by the Company in advance of the meeting. In the case of an annual meeting, ordinarily, such notice must be given and received not less than 90 nor more than 120 days before the first anniversary of the preceding year’s annual meeting (or between January 4, 2012 and February 3, 2012 in the case of the 2012 annual meeting of shareholders); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such notice must be given by the shareholder and received by the Company not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In certain cases, notice may be delivered and received later if the number of directors to be elected to the Board of Directors is increased. In the case of a nomination, the shareholder submitting the notice must describe various matters as specified in the Company’s amended By-laws, including the name and address of each proposed nominee, his or her occupation and number of shares held, and certain other information. In the case of a proposal of other business, the notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons therefore and other matters specified in the Company’s amended By-laws.

In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to the notice of the meeting. In the event the Company calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if such shareholder complies with the timing and notice requirements contained in the amended By-laws. Proposals of other business may be considered at a special meeting requested in accordance with the amended By-laws only if the requesting shareholders give and the Company receives a notice containing the same information as required for an annual meeting at least 30 days prior to the earlier of the time the person so designated calls the meeting pursuant to Section 2.02 of the amended By-laws or the day on which public announcement of the date of the meeting is first made.

In the case of an annual or special meeting, the shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is 3050 Spruce Street, St. Louis, Missouri 63103. Any shareholder desiring a copy of the Company’s Certificate of Incorporation, as amended, or amended By-laws will be furnished a copy without charge upon written request to the Secretary.

The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the SEC’s requirements that a shareholder must meet to have a proposal included in the Company’s proxy statement for an annual meeting.

In each case, the proposals or notices described above must be submitted in writing to George L. Miller, Senior Vice President, General Counsel and Secretary, Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, Missouri 63103.

By Order of the Board of Directors,

George L. Miller, Senior Vice President, General Counsel and Secretary March 14, 2011 3050 Spruce Street St. Louis, MO 63103

APPENDIX A

SIGMA-ALDRICH CORPORATION

LONG-TERM INCENTIVE PLAN

1.	PURPOSE

The purpose of this 2003 Long-Term Incentive Plan is to motivate key personnel to produce a superior return to the shareholders of the Company by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability. The Plan is amended and restated effective for Awards granted on or after January 1, 2006. Awards granted prior to January 1, 2006 shall be governed by the terms of the Plan as in effect prior to this restatement.

2.	DEFINITIONS

The capitalized terms used in this Plan have the meanings set forth below.

(a)

“Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns a significant equity interest, as determined in the discretion of the Committee.

(b)

“Agreement” means a written contract entered into between the Company or an Affiliate and a Participant or, in the discretion of the Committee, a written certificate issued by the Company or an Affiliate to a Participant, in either case, containing or incorporating the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. A written contract or certificate may include an electronic communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the Participant.

(c)

“Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Associate” shall also include any Non-Employee Director serving on the Board or any consultant or advisor to the Company or an Affiliate. An Award may be granted to an employee in connection with hiring, retention or otherwise prior to the date the employee first performs services for the Company or an Affiliate, provided that such Awards shall not become vested prior to the date the employee first performs services. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate,” in Section 7(a)(i) and in Section 6(f)(i) (except as provided in Section 6(f)(iv)) shall include the providing of services as a Non-Employee Director, consultant or advisor.

(d)

“Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or any Other Stock-Based Award, whether singly, in combination or in tandem.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Cause” shall mean (i) the failure by a Participant to perform his or her duties with the Company or an Affiliate as a result of incompetence or willful neglect or the willful engaging in conduct which is injurious to the Company or an Affiliate, monetarily or otherwise, as determined by the Committee in its sole discretion, including, without limitation, the existence of a conflict of interest or the commission of a crime or (ii) in the case of a Non-Employee Director, habitual drug use or drunkenness, embezzlement of Company funds, conduct which is injurious to the Company, or conviction of a felony, all as determined in good faith by the Board.

(g)	“Change in Control” shall mean any of the following:

(i)	Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.

(ii)

More than 25% of (x) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (y) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this clause (ii):

(A)	any acquisition or beneficial ownership by the Company or a Subsidiary, or

(B)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its Subsidiaries.

(iii)	Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination:

(A)

all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);

(B)

no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 25% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors or other governing body of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 25% of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and

(C)

at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.

(iv)	The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

(v)	The shareholders of the Company shall approve a plan liquidate or dissolve the Company, and the Company shall commence such liquidation or dissolution.

(h)

“Change in Control Date” shall mean, in the case of a Change in Control defined in clauses (i) through (iv) of the definition thereof, the date on which the event occurs and, in the case of a Change in Control defined in clause (v) of the definition thereof, the date on which the Company shall commence such liquidation or dissolution.

(i)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(j)

“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board. In the absence of any such committee, “Committee” shall mean the Board.

(k)	“Company” means Sigma-Aldrich Corporation, a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(l)

“Competitor” means any business that is engaged in any work or activity that involves a product, process, service or development which is then competitive with and the same as or similar to a product, process, service or development on which the Participant worked or with respect to which the Participant had access to Confidential Information while with, employed by or providing services to the Company or any Affiliate. “Confidential Information” means

(A)	all technical and business information of the Company and its Affiliates, or

(B)

which is learned or acquired by the Company or any Affiliate from others with whom the Company or any Affiliate has a business relationship in which, and as a result of which, similar information is revealed to the Company or an Affiliate, whether patentable or not, which is of a confidential, trade secret and/or proprietary character and which is either developed by the Participant (alone or with others) or to which the Participant had access during his or her employment or other arrangement, including all data, designs, plans, notes, memoranda, work sheets, formulas, processes, patents, and customer and supplier lists.

(m)

“Disability” means that the Participant is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, that in the case of a Non-Employee Director, Disability means that the individual has suffered physical or mental incapacity of such a nature as to prevent him or her from engaging in or performing the principal duties of his or her customary employment or occupation on a continuing or sustained basis. All determinations as to the date and extent of Disability of any Participant shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i)

(A) the closing sales price of a Share on the composite tape for New York Stock Exchange (“NYSE”) listed shares, or if Shares are not quoted on the composite tape for NYSE listed shares, on the Nasdaq National Market or any similar system then in use or, (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the Nasdaq National Market or any similar system then in use, or (C) if the Shares are not quoted on the NYSE composite tape or the Nasdaq National Market or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the specified date, for other purposes, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, or

(ii)	if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

However, if the applicable securities exchange or system has closed for the day at the time of the event that triggers a determination of Fair Market Value, all references in this subsection (o) to the “date immediately preceding that date” shall be deemed to be references to “that date.” In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 12(f) hereof.

(p)

“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(q)	“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

(r)

“Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the effective date of the Plan, constituted the Board and (ii) any individuals who become directors subsequent to such effective date whose appointment, election or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, excluding, however, members of the Incumbent Board who are no longer serving as directors. The Incumbent Board shall exclude any individual whose initial assumption of office occurred (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person (other than a solicitation of proxies by the Incumbent Board) or (ii) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.

(s)	“Non-Employee Director” means a director of the Company who is not an employee of the Company, a Parent or a Subsidiary.

(t)	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(u)	“Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options.

(v)	“Other Stock-Based Award” means an Award of Stock or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

(w)	“Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(x)	“Participant” means an Associate to whom an Award is made.

(y)	“Performance Period” means the period of time as specified in an Agreement over which Performance Shares are to be earned.

(z)

“Performance Shares” means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(aa)	“Plan” means this 2003 Long-Term Incentive Plan, as amended and in effect from time to time.

(bb)	“Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

(cc)

“Retirement” shall, except as otherwise provided in an Agreement, mean the termination of employment after either (i) attainment of age 65, or (ii) a retirement age specified in the provisions of a retirement plan maintained by the Company for its employees generally.

(dd)	“Share” means a share of Stock.

(ee)

“Stock” means the Company’s common stock, $1.00 par value per share (as such par value may be adjusted from time to time), or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 12(f).

(ff)	“Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.

(gg)	“Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(hh)

“Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee under Section 12(h) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(ii)	“Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

(jj)

“Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Stock Appreciation Rights and Performance Shares expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	ADMINISTRATION

(a)

Authority Of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(b) hereof. The Committee shall have exclusive power (acting alone or, to the extent the Committee deems appropriate, in conjunction with the full Board), subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee, subject to the limitations contained in this Plan, may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended, and shall have the authority, in its discretion, to accelerate the vesting and permit the immediate exercisability of outstanding Awards under such circumstances as it may deem appropriate. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreement entered into hereunder (not inconsistent with this Plan) and to make all other determinations necessary or advisable for the administration of this Plan; provided, that to the extent the Committee determines that the restrictions imposed by this Plan preclude the achievement of material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. All determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, including, without limitation, any adjustments pursuant to Section 12(f). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee. Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee.

(b)

Delegation Of Authority. The Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of determining Awards of Options solely to Associates who are employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act. In delegating such authority, the Committee shall specify the maximum number of Shares that may be awarded to any single employee and shall otherwise comply with applicable law. The authority so delegated to the Chief Executive Officer may not be subdelegated.

4.	SHARES AVAILABLE; MAXIMUM PAYOUTS

(a)

Shares Available. The number of Shares initially available for distribution under this Plan shall be 5,500,000 Shares. Such number of Shares shall also be increased by the number of Shares made available as a result of forfeitures, after the effective date of this Plan, under the Share Option Plan of 1987, as amended, the Share Option Plan of 1995, as amended, the Share Option Plan of 2000, as amended, the Directors’ Nonqualified Share Option Plan of 1998, as amended, and the Incentive Stock Bonus Plan, as amended (the “Other Plans”). The number of available Shares shall be subject to adjustment under Section 12(f) hereof. On and after the effective date of this Plan, no further awards may be made under the Other Plans. Shares issued under this Plan may be authorized and unissued Shares or issued Shares held as treasury shares.

(b)

Shares Again Available. Any Shares subject to an Award under this Plan which are not used because the Award expires without all Shares subject to such Award having been issued or because the terms and conditions of the Award are not met may again be used for an Award under this Plan. Any Shares that are the subject of Awards which are subsequently forfeited to the Company pursuant to the restrictions applicable to such Award may again be used for an Award under this Plan. If a Participant exercises a Stock Appreciation Right, any Shares covered by the Stock Appreciation Right in excess of the number of Shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of Shares equal in value to the amount of such settlement, based on the Fair Market Value of such Shares on the date of such exercise) may again be used for an Award under this Plan. If, in accordance with the Plan, a Participant uses Shares to (i) pay a purchase or exercise price, including an Option exercise price, or (ii) satisfy tax withholdings, such Shares may again be used for an Award under this Plan.

(c)

Unexercised Awards. Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award or any Award settled in cash in lieu of Shares (except as provided in Section 4(b) hereof) shall be available for further Awards.

(d)	No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.

5.	ELIGIBILITY

Awards may be granted under this Plan to any Associate at the discretion of the Committee.

6.	GENERAL TERMS OF AWARDS

(a)

Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock or Other Stock-Based Awards. Awards of Restricted Stock may, in the discretion of the Committee, provide the Participant with dividends or dividend and voting rights prior to vesting (whether vesting is based on a period of time, the attainment of specified performance conditions or otherwise).

(b)

Amount Of Awards. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Shares subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

(c)

Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period for Performance Shares, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten (10) years after the date of grant; provided, that the Committee may, in its discretion, award Non-Qualified Stock Options with a Term not exceeding seventeen (17) years to Participants who are located outside the United States. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically required in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death, Disability or Retirement. Acceleration of the Performance Period of Performance Shares shall be subject to Section 9(b) hereof.

(d)

Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such Award, in addition to the terms and conditions specified in this Plan.

(e)

Transferability. Except as otherwise permitted by the Committee or provided in this Plan, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s Successor) may exercise an Option or Stock Appreciation Right or receive payment with respect to Performance Shares or any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Shares or other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.

(f)

Termination Of Employment Generally. Except as otherwise determined by the Committee or provided in this Plan or by the Committee in an applicable Agreement (which may, without limitation, in the sole discretion of the Committee, provide for an extension of the exercisability of Options and Stock Appreciation Rights beyond the periods set forth in clauses (i)(A) through (F) below, subject in all events to clauses (i)(G) through (I) below), in the case of a Participant’s termination of employment, the following provisions shall apply:

(i)	Employee Options and Stock Appreciation Rights. The provisions of this clause (i) shall apply to Participants who receive Awards while serving as an employee of the Company or an Affiliate:

(A)

Non-Exercise Period. Except as otherwise provided in the applicable Agreement or in Section 6(g) or this Section 6(f)(i), if, prior to the expiration of twelve (12) months from the date of grant (the “Non-Exercise Period”), the Participant’s employment with the Company and every Affiliate shall terminate for any reason, the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

(B)

Termination Due to Retirement or Without Cause. If the Non-Exercise Period shall have elapsed and the Participant’s employment with the Company and every Affiliate shall have been terminated by the Company and every Affiliate thereafter without Cause or shall terminate because of the Retirement of a Participant from the Company and all Affiliates, the Participant shall have the right to exercise the unexercised portion of the Option or Stock Appreciation Right at any time during a period of twelve (12) months after the date of termination, in the case of termination of the Participant’s employment by the Company without Cause, or at any time during a period of five (5) years after the date of termination in the case of termination because of Retirement, in whole or in part, (x) in the case of termination of the Participant’s employment by the Company without Cause, to the extent the Participant could have exercised such Option or

Stock Appreciation Right had the Participant remained in the employ of the Company during the twelve (12) month period, or (y) in the case of termination because of Retirement of a Participant, to the extent of any or all of the Options or Stock Appreciation Rights held by the Participant, whether or not the Non-Exercise Period shall have elapsed with respect to such Options or Stock Appreciation Rights. The unexercised portion of the Option or Stock Appreciation Right shall terminate no later than twelve (12) months after a Participant ceases to be an employee in the case of termination of the Participant’s employment by the Company without Cause, and no later than five (5) years after a Participant ceases to be an employee in the case of termination because of Retirement, and any unexercised portion shall terminate immediately if and when the Participant becomes an employee, agent or principal of a Competitor without the consent of the Company.

If a Participant dies within such twelve (12) month period in the case of termination of the Participant’s employment by the Company without Cause, or within such five (5) year period in the case of termination because of Retirement of the Participant, at a time when the Participant is not an employee, agent or principal of a Competitor (or when the Company has consented to such relationship with a Competitor), the Option or Stock Appreciation Right may be exercised at any time during the period of twelve (12) months after the date of the death of the Participant by a Successor, (x) in the case of termination of the Participant’s employment by the Company without Cause, for the number of Shares which the deceased Participant could have acquired by the exercise of such Option or Stock Appreciation Right had the deceased Participant survived for the twelve (12) month period, without regard to the requirement of exercise within twelve (12) months after termination of employment, or (y) in the case of termination because of Retirement of a Participant, for the number of Shares subject to any or all the Options or Stock Appreciation Rights held by the deceased Participant, whether or not the Non-Exercise Period shall have elapsed with respect to such Options or Stock Appreciation Rights, without regard to the requirement of exercise within five (5) years after termination of employment.

(C)

Termination Due to Death or Disability. If the Non-Exercise Period shall have elapsed and a Participant dies or suffers a Disability while in the employ of the Company or any Affiliate, the Option or Stock Appreciation Right may be exercised by the Participant or by his or her Successor at any time during the five (5) year period after the date of such death or Disability for the total number of Shares subject to such Participant’s Options or Stock Appreciation Rights, whether or not the Non-Exercise Period shall have elapsed with respect to such Awards.

If a Participant dies within such five (5) year period following Disability, the Option or Stock Appreciation Right may be exercised at any time during the period of twelve (12) months after the date of the death of the Participant by a Successor for the number of Shares subject to any or all the Options or Stock Appreciation Rights held by the deceased Participant, whether or not the Non-Exercise Period shall have elapsed with respect to such Options or Stock Appreciation Rights, without regard to the requirement of exercise within five (5) years after termination of employment.

(D)

Termination For Cause. If the Non-Exercise Period shall have elapsed and a Participant’s employment is terminated by the Company and every Affiliate for Cause, any unexercised portion of any Option or Stock Appreciation Right granted to the Participant shall terminate with his or her termination of employment.

(E)

Voluntary Termination Other Than Due to Retirement. If the Non-Exercise Period shall have elapsed and a Participant voluntarily terminates employment with the Company and every Affiliate for any reason other than the Retirement of a Participant, any unexercised portion of an outstanding Option or Stock Appreciation Right shall terminate with the termination of employment.

(F)	Transferability. No transfer of an Option or a Stock Appreciation Right by a Participant pursuant to clauses (i) (B) and (C) above by will or by the laws of descent and distribution shall be effective unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the Successor or Successors of the terms and conditions of the Option or Stock Appreciation Right. Under no circumstances shall the right of any such Successor to exercise any such Option or Stock Appreciation Right extend beyond the twelve (12) month period from date of death. In the event of Disability, the Committee may demand medical records and/or such other evidence as it deems necessary to establish the Disability of the Participant and, in the absence of such evidence, may refuse to permit the exercise of any Option or Stock Appreciation Right later than three (3) months after the date of termination of employment.

(G)	Exercise Only During Term. Nothing in this Section 6(f)(i) shall be construed to permit the exercise of an Option or Stock Appreciation Right beyond the specified Term of such Award.

(H)

Change of Employment. Options or Stock Appreciation Rights granted under the Plan shall not be affected by any change in employment responsibilities so long as the Participant continues to be an employee of the Company or an Affiliate thereof. If an Affiliate of the Company ceases to be an Affiliate of the Company, a Participant who is employed by such former Affiliate and is no longer employed by either the Company or any current Affiliate of the Company shall be deemed to have terminated employment with the Company and every Affiliate of the Company and such termination shall be deemed to have been made by the Company without Cause, except as follows: If a Participant’s employment is terminated or deemed terminated with the Company and every subsidiary of the Company solely as a result of:

(i)	the sale of an Affiliate of the Company,

(ii)	the sale of the assets of a portion of the business of the Company or an Affiliate of the Company, or

(iii)	a corporate reorganization or restructuring,

then at any time during the twelve (12) month period after the date of such termination, the Participant may exercise the Options or Stock Appreciation Rights for which the Non-Exercise Period has elapsed for the total number of shares subject to such Options or Stock Appreciation Rights and the Committee may, in its sole and absolute discretion, allow the Participant to exercise the Options or Stock Appreciation Rights for which the Non-Exercise Period has not elapsed for the total number of Shares subject to such Options or Stock Appreciation Rights; provided that if the Award is an Incentive Stock Option and is exercised more than three (3) months after such termination, the Award will be treated as a Non-Qualified Stock Option. Any unexpired portion shall terminate immediately if and when the Participant becomes an employee, agent or principal of a Competitor without the consent of the Company.

(I)

Notwithstanding the foregoing clauses (i) (A) through (H) of this Section 6(f)(i), an Agreement may contain such other or different provisions as the Committee, in its discretion, may approve in addition to, or in lieu of, the forgoing clauses of this Section 6(f)(i) and may contain such provisions as the Committee, in its discretion, shall approve with reference to the effect of approved leaves of absence. Whether military or government service shall constitute termination of employment for the purposes of this Plan or any Option or Stock Appreciation Right granted hereunder shall be determined in each case by the Committee in its sole discretion, subject to then current applicable law and regulation.

(ii)

Performance Shares. If a Participant’s employment with the Company or any of its Affiliates terminates during a Performance Period because of Retirement, or under other circumstances provided by the Committee in its discretion in the applicable Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the applicable Agreement, shall be entitled to receive a number of Performance Shares (or payment therefor) at the end of the Performance Period based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. If a Participant’s employment with the Company or any of its Affiliates terminates during a Performance Period because of death or Disability, the Participant shall be entitled to receive a number of Performance Shares (or payment therefor) in the month following such separation from service as though achievement of 100% of performance targets was satisfied at the end of such period and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as otherwise provided in this Section 6(f)(ii) or in the applicable Agreement, if a Participant’s employment terminates with the Company or any of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

(iii)

Restricted Stock. Unless otherwise provided in the applicable Agreement, in case of a Participant’s death, Disability or Retirement, the Participant shall be entitled to receive a number of shares of Restricted Stock under outstanding Awards that has been pro-rated for the portion of the Term of the Awards during which the Participant was employed by the Company or any Affiliate, and with respect to such Shares all restrictions shall lapse. Any shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment for any other reason and such shares of Restricted Stock shall be forfeited to the Company.

(iv)

Awards to Consultants or Advisors. Unless otherwise provided in the applicable Agreement, the provisions of clauses (i), (ii) and (iii) of this subsection (f) shall apply with equal force to Awards granted to Participants who are consultants and advisors of the Company or any of its Affiliates, provided, that references to “employment” and the termination thereof shall be interpreted as “service” and the termination thereof.

(g)

Acceleration Of Vesting Upon Other Change In Control and Other Transactions. Except as may be otherwise specified in the terms of any Award, including, without limitation, those held by Non-Employee Directors, consultants and advisors, upon the occurrence of a Change in Control, outstanding Awards shall be treated as follows:

(i)

Options and Stock Appreciation Rights. Each outstanding Option and Stock Appreciation Right shall become immediately and fully exercisable for a one (1) year period following the Change in Control Date but in no event beyond the specified term of such Awards; provided that, after such one (1) year period, the normal exercise provisions of the Plan and such Award shall govern; and provided further, that in the event a Participant’s employment with the Company and all Affiliates is terminated within two (2) years of a Change in Control Date, all outstanding Options and Stock Appreciation Rights of such Participant at the date of termination shall be exercisable for a period of six (6) months beginning on the date of termination but in no event beyond the specified Term of such Award.

(ii)	Restricted Stock. Each outstanding share of Restricted Stock shall immediately and fully vest, and any restrictions shall lapse.

(iii)	Performance Shares. Each outstanding Performance Share shall immediately and fully vest, and any restrictions shall lapse.

(iv)	Other Stock Based Awards. Each outstanding Other Stock-Based Award shall immediately and fully vest, and any restrictions shall lapse.

In addition, the Committee shall have the authority, in its discretion, to accelerate the vesting and permit the immediate exercisability of outstanding Awards under such other circumstances as it may deem appropriate.

(h)	Rights As Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(i) Maximum Annual Awards Per Participant. No Participant may receive any combination of Awards relating to more than 200,000 Shares in the aggregate in any fiscal year of the Company under this Plan (subject to adjustment under Section 12(f) hereof).

7.	STOCK OPTIONS

(a)	Terms Of All Options.

(i)

Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate.

(ii)

Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise; provided that, to the extent permitted by law and by the Committee and in accordance with rules adopted by the Committee, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may be paid in cash or, if the Committee so permits, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant for at least six (6) months (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or, if the Committee so permits, a combination thereof, unless otherwise provided in the Agreement; provided that, no Shares may be tendered in exercise of an Incentive Stock Option if such Shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (i) such Shares have been held by the Participant for at least one (1) year and (ii) at least two (2) years have elapsed since such Incentive Stock Option was granted. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price and establish rules and procedures therefor.

(iii)	No Repricing Of Options Without Shareholder Approval. Options, once issued, may not be repriced without first obtaining the approval of the shareholders of the Company.

(iv)

Exercisability. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(b)	Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(i)

the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Stock Options;

(ii)

an Incentive Stock Option shall not be exercisable, and the Term of the Award shall not be, more than ten (10) years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

(iii)	the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

(iv)

notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(c)

Option Grant For Non-Employee Directors. The Board (which may delegate the determination to a committee of the Board) may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award as compensation, in whole or in part, for such individual’s services as a director. In determining the level of Awards for Non-Employee Directors, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations and such other information as the Board may deem appropriate. In the absence of action by the Board, each individual who is first elected or appointed to the office of director as a Non-Employee Director after adoption of this Plan shall receive (i) an Option to acquire ten thousand (10,000) Shares on the date of his or her initial election or appointment as a director and (ii) if the Non-Employee Director shall have served on the Board for at least six (6) months, an Option to acquire four thousand (4,000) Shares on the date after any annual shareholder meeting thereafter, including the meeting at which this Plan is approved. Except as otherwise determined by the Board, these Options shall have the following terms and conditions:

(i)	Price. The purchase price for each Share subject to such Option shall be one hundred percent (100%) of the Fair Market Value of a Share as of the date the Option is granted.

(ii)	Term. The term of such Option shall be ten (10) years from the date that it is granted.

(iii)

Conditions to Exercise of an Option. No Option will vest or may be exercised to any extent until the Participant has served as a director of the Company continuously for at least three (3) months from the date of grant. Except as provided in clauses (iv) and (v) below, an Option may not be exercised by the Participant unless he or she is then, and continuously after the grant of the Option has been, a director of the Company. No Option may be exercised by a Participant with respect to fractional shares. If the Participant’s service as a Director is terminated for Cause, any unexercised portion of any Option granted to the Participant will also terminate with such termination.

(iv)

Transferability of Options. An Option granted pursuant to this Section 7(c) will be transferable or assignable only (A) by will, (B) by the laws of descent and distribution, (C) pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act or the rules thereunder, (D) to the spouse, children or grandchildren of the original Participant (“Immediate Family Members”), (E) to a trust or trusts for the exclusive benefit of such Immediate Family Members and/or the Participant, or (F) to a partnership in which such Immediate Family Members and/or the Participant are the only partners; provided, that (x) there may be no consideration for any such transfer, except to the extent expressly permitted by the Board, and (y) subsequent transfers of transferred Options shall be prohibited except those in accordance with clauses (A), (B) and (C) hereof. Following such transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer; provided that the director service requirement contained in clause (iii) hereof, the events of death, Disability or termination or removal contained in clause (v) hereof and, if applicable, the tax withholding obligations contained in Section 12(d) hereof, shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods, specified therein.

(v)

Termination of Service as Director. Except as provided in this clause (v), if, the Participant ceases to serve as a director of the Company for any reason prior to the lapse of the three (3) month vesting period described in clause (iii), the Participant’s right to exercise the related portion of the Option shall terminate and all rights thereunder shall cease. In the event that a Participant ceases to serve as a director of the Company for any reason other than his or her termination for Cause, such Participant or, if applicable, his or her Successor, will have the right to exercise an unexpired Option at any time within twelve (12) months after his or her termination of service to the extent his or her right to exercise the Option has vested and has not previously been exercised at the date of termination; provided, however, in the event of termination of service of the Participant by reason of Retirement, Disability or death, the Participant or his or her Successor, as the case may be, may exercise all of his or her unexpired Option at any time within five (5) years after his or her termination of service to the extent his or her Option has not previously been exercised at the date of termination, whether or not the three (3) month vesting period pursuant to clause (iii) shall have elapsed. In the event of termination of service of the Participant for Cause, any and all Options of the Participant shall automatically expire upon such termination. In all of the cases cited above, the exercise period of one or more Options may be extended by a vote of a majority of the directors whose Options are not being extended; provided, however, that notwithstanding anything in this clause (v), no Option may be exercised more than ten (10) years after the date on which such Option was granted. For purposes of this clause (v), service as a director will not be deemed terminated so long as the Participant is a director of the Company or another entity which has assumed this Option in a transaction to which Section 424(a) of the Code is applicable.

The Board, in its discretion, may make other Awards from time to time to Non-Employee Directors, upon such terms and conditions, consistent with the provisions of this Plan, as the Board may determine.

8.	STOCK APPRECIATION RIGHTS

An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee and set forth in the Agreement, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right (referred to in Section 12(f) as the “purchase price”).

A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and/or exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the applicable Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right.

9.	PERFORMANCE SHARES

(a)

Initial Award. An Award of Performance Shares shall entitle a Participant (or a Successor) to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in Stock, or a combination of cash and Stock, as determined by the Committee. Such performance targets shall be determined by the Committee in its sole discretion and shall consist of one or any combination of two or more of revenue growth, return on equity, diversity, earnings, earnings before interest, taxes, depreciation and amortization, economic value added, index comparisons, net income, operating margin, peer company comparisons, productivity, profit margin, return on invested capital, return on revenue, total shareholder return, sales growth, operating income, return on assets, stock price, earnings per share, cash flow, market share, costs, or debt to equity ratio. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied and (iii) payment is due with respect to a Performance Share Award.

(b)

Acceleration And Adjustment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, or, with respect to payments in Stock for Performance Share Awards, a reclassification, stock dividend, stock split or stock combination as provided in Section 12(f) hereof.

(c)

Valuation. To the extent that payment of a Performance Share is made in cash, a Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.

10.	RESTRICTED STOCKS

Restricted Stock may be granted in the form of Shares registered in the name of the Participant but held by the Company until the restrictions on the Restricted Stock Award lapse, subject to forfeiture, as provided in the applicable Agreement. Any employment conditions, performance conditions, restrictions on transferability and the Term of the Award shall be established by the Committee in its discretion and included in the applicable Agreement, provided, that minimum Term will not be less than one year, subject to the terms and conditions of this Plan. The Committee may provide in the applicable Agreement for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine, which may, but need not, include without limitation the Participant’s death or Disability. The Committee, in the applicable Agreement, may, in its sole discretion, award all or any of the rights of a shareholder with respect to the Shares of Restricted Stock during the period that they remain subject to restrictions, including, without limitation, the right to vote the Shares and receive dividends. Any performance conditions to the lapse of restrictions on Restricted Stock shall be determined by the Committee in its sole discretion and shall be based on performance targets that consist of one or any combination of two or more of sales growth, operating income, return on assets, stock price, earnings per share, cash flow, market share, costs, or debt to equity ratio.

11.	OTHER STOCK-BASED AWARDS

The Committee may from time to time grant Other Stock-Based Awards, including without limitation those Awards pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate.

12.	GENERAL PROVISIONS

(a)

Effective Date Of This Plan. This Plan, as amended and restated, shall become effective as of January 1, 2006, provided that this Plan is approved and ratified by the holders of the Company’s Stock in accordance with the Company’s Certificate of Incorporation and By-Laws at a meeting of the shareholders of the Company held no later than January 1, 2007. If this Plan is not so approved, any Award granted on or after January 1, 2006, under this Plan, as amended and restated, subject to such approval shall be cancelled and be null and void.

(b)

Duration Of This Plan; Date Of Grant. This Plan shall remain in effect until all Stock subject to it shall be distributed or all Awards have expired or lapsed, whichever is latest to occur, or this Plan is terminated pursuant to Section 12(e) hereof. No Award of an Incentive Stock Option shall be made more than ten (10) years after the effective date provided in Section 12(a) hereof (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies.

(c)

Right To Terminate Employment or Service. Nothing in this Plan or in any Agreement shall confer upon any Participant who is an employee of the Company the right to continue in the employment of the Company or any Affiliate or continue to provide services to the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of or other arrangement with the Participant with or without Cause.

(d)

Tax Withholding. The Company shall withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

(e)

Amendment, Modification And Termination Of This Plan. Except as provided in this Section 12(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 12(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law and subject to the requirements of Section 2(b), in which event, as provided in Section 2(b), the term “Agreement” shall mean the Agreement as so amended. Amendments are subject to approval of the shareholders of the Company only as required by applicable law or regulation. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 9(b) or 12(f) hereof does not adversely affect any right of a Participant or other person under an Award.

(f)

Adjustment For Changes In Capitalization. Appropriate adjustments in the aggregate number and type of securities available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the number of Options to be awarded to a Non-Employee Director pursuant to Section 7(c), in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Stock Appreciation Rights and, subject to Section 9(b) hereof, in outstanding Performance Shares and payments with respect to outstanding Performance Shares and comparable adjustments, if applicable, to any outstanding Other Stock-Based Award, shall be made by the Committee to give effect to adjustments made in the number or type of Shares through a Fundamental Change, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, provided that fractional Shares shall be rounded down to the nearest whole Share.

(g)

Other Benefit And Compensation Programs. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the

Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(h)

Beneficiary Upon Participant’s Death. To the extent that the transfer of a participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s Successor shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

(i)

Unfunded Plan. This Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(j)	Limits Of Liability.

(i)	Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii)

Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(b) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii)

To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(k)

Compliance With Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(l)

Deferrals And Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

13.	SUBSTITUTE AWARDS

Awards may be granted under this Plan from time to time in substitution for Awards held by employees of other corporations who are about to become Associates, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.

14.	GOVERNING LAW

To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly, except for those matters subject to the General Corporation Law of Delaware, which shall be governed by such Law, without giving effect to principles of conflicts of laws, and construed accordingly.

15.	SEVERABILITY

In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.	PRIOR PLANS

Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company’s shareholders as provided by Section 12(a) hereof, the Company’s Other Plans, as the same may have been amended from time to time, shall remain in effect, but grants of stock options and other awards pursuant to the Other Plans shall not be made after the effective date of this Plan. All grants and awards heretofore made under the Other Plans shall be governed by the terms of the Other Plans, respectively.

APPENDIX B

PROPOSED AMENDMENT TO ARTICLE ELEVENTH OF CERTIFICATE OF INCORPORATION OF

SIGMA-ALDRICH CORPORATION, AS AMENDED

ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, in no event shall this Article Eleventh or Article Twelfth be amended, altered, changed or repealed with less than an affirmative vote of the holders of at least ~~two thirds~~ the majority of all the outstanding shares of the corporation entitled to vote at a meeting of stockholders called for such purpose.

APPENDIX C

PROPOSED AMENDMENT TO ARTICLE TWELFTH OF CERTIFICATE OF INCORPORATION OF

SIGMA-ALDRICH CORPORATION, AS AMENDED:

(a)

The approval of any Business Combination shall require the affirmative vote of the holders of at least ~~two thirds~~ the majority of all the outstanding stock of the corporation entitled to vote at a meeting of stockholders called for such purpose.

(b)	For purposes of this Article Twelfth, the term “Business Combination” shall mean:

(i) any merger or consolidation of the corporation with any other corporation or the acquisition by merger or consolidation of another company by a subsidiary of the corporation through the issuance of a number of shares of the corporation in excess of thirty-five percent of the then outstanding shares of the corporation;

(ii) any sale, lease exchange, transfer or other disposition (in one transaction or series of transactions) to or with any individual, corporation, partnership or other person or entity of any assets (including stock of a subsidiary) of the corporation or of its subsidiaries that have an aggregate book value of twenty percent of the total assets of the corporation as shown on its consolidated balance sheet as of the calendar quarter immediately preceding any such transaction;

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the corporation; or

(iv) any transaction involving the corporation or any of its subsidiaries, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, the corporation or any of its subsidiaries, or any merger or consolidation of the corporation with any of its subsidiaries if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any subsidiary which shares may be entitled to vote on the transactions set forth in (i), (ii) or (iii) above.

3050 SPRUCE STREET ST. LOUIS, MO 63103

FOR VOTING BY PHONE, INTERNET OR MAIL,

PLEASE READ THE INSTRUCTIONS BELOW

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you are a registered holder of shares, you have the option to access future shareholder communications over the Internet instead of receiving printed documents. Participation is voluntary. If you give your consent, all future shareholder communications will be available on the Internet at http:www.proxyvote.com or such other location as you may be notified by mail. Material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time and/or request paper copies of any shareholder communications by notifying the Company’s transfer agent, American Stock Transfer, or the Company in writing at the address below. To give your consent to receive such materials electronically, follow the prompts when you vote by telephone or over the Internet, or check the appropriate box located on the reverse side of the attached proxy/voting instruction card when you vote by mail.

VOTE BY MAIL

All holders must sign exactly as name appears hereon. Fiduciaries must state their title. Joint owners both must sign. Authorized officers must sign in a corporation’s or partnership’s full legal name. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SIGMA-ALDRICH CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SIALD1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

SIGMA-ALDRICH CORPORATION

This proxy will be voted FOR items 1, 2, 3, 4, 5, 6 and for three years in item 7 unless otherwise directed, and in the discretion of the proxies, on whatever other business may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the director nominees and FOR Proposals 2 through 6.
Vote On Directors	For	Against	Abstain
1. ELECTION OF DIRECTORS:
Rebecca M. Bergman	☐	☐	☐
George M. Church	☐	☐	☐

David R. Harvey		☐	☐	☐
W. Lee McCollum		☐	☐	☐
Avi M. Nash		☐	☐	☐
Steven M. Paul		☐	☐	☐
J. Pedro Reinhard		☐	☐	☐
Rakesh Sachdev		☐	☐	☐
D. Dean Spatz		☐	☐	☐
Barrett A. Toan		☐	☐	☐
VOTE ON PROPOSALS		For	Against	Abstain
2. Approval of the Sigma-Aldrich Corporation Long-Term Incentive Plan performance goals		☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountant for 2011		☐	☐	☐
4. Amend Article Eleventh of the Certificate of Incorporation, as amended		☐	☐	☐
5. Amend Article Twelfth of the Certificate of Incorporation, as amended.		☐	☐	☐
6. Non-binding advisory vote on executive compensation		☐	☐	☐
The Board of Directors recommends a vote for a frequency of 3 years on the following proposal.
7. Non-binding advisory vote on the frequency of advisory votes on executive compensation		1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐
MATERIALS ELECTION

By checking the box to the right, I consent to future access to shareholder communications (e.g., annual reports, proxy statements, related proxy materials) electronically via the Internet, as described in the accompanying notice. I understand the Company may no longer distribute printed materials to me for any future shareholders meeting until such consent is revoked. I understand I may revoke my consent at any time by writing the Company’s transfer agent, American Stock Transfer, or the Company and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility. (If you do not take action you will receive only a Notice.)

☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owner)		Date

March 21, 2011

Dear Shareholder:

The annual meeting of Shareholders of Sigma-Aldrich Corporation will be held at the Company’s Life Science and High Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103 at 11:00 A.M, Central Daylight Time, on Tuesday May 3, 2011.

It is important that these shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may sign, date and return this proxy card or you may vote by telephone or Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2011:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

SIALD1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

(To be signed on reverse side)

By signing on the reverse, the shareholder(s) hereby appoint(s) D. DEAN SPATZ and J. PEDRO REINHARD, or either of them, the true and lawful attorneys-in-fact, agents and proxies, with the power of substitution and revocation, as their representatives at the Annual Meeting of Shareholders of SIGMA-ALDRICH CORPORATION to be held at the Company’s Life Science and High Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103 on Tuesday, May 3, 2011, at 11:00 A.M., Central Daylight Time (including all adjournments and postponements thereof), and there to vote all shares of stock which the shareholder is entitled to vote, with all powers which the shareholder would possess if personally present.

This proxy also provides voting instructions for shares held by Fidelity Management Trust Company, the trustee for the Sigma-Aldrich 401(k) Retirement Savings Plan, and directs such trustee to vote, as indicated on the reverse side of this card, any shares allocated to this account in this plan. The trustee will vote these shares as you direct. If a valid card is not received by April 28, 2011, the shares credited to this account will not be voted.

Signer(s) hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and 2010 Annual Report to Shareholders, and hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. Shares represented by this proxy, when properly executed, will be voted as directed or, if directions are not indicated, will be voted in accordance with the Board of Director’s recommendations. The Proxies cannot vote these shares unless you sign and return this card.

(change of address and/or comments)
(If you have given a change of address and/or comments, please mark the corresponding box on the reverse side of this card.)